AUDITORS' REPORT TO THE SHAREHOLDERS OF LOGICA PLC

We have audited the financial statements on pages 40 to 60 (including the additional disclosures on pages 35 to 36 relating to the remuneration of the directors specified for our review by the London Stock Exchange) which have been prepared under the historical cost convention and the accounting policies set out on page 60.

Respective responsibilities of directors and auditors

As described on page 36 the company's directors are responsible for the preparation of financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

Basis of opinion

We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material mis-statement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion

In our opinion, the financial statements give a true and fair view of the state of affairs of the company and the group at 30 June 1998 and of the profit and cash flow of the group for the year then ended and have been properly prepared in accordance with the Companies Act 1985.


PricewaterhouseCoopers
Chartered Accountants and Registered Auditors
1 Embankment Place
London  WC2N 6NN                                                8 September 1998

----------------------------------------------------------------------------------------------------------------------
  Consolidated Profit and Loss Account
----------------------------------------------------------------------------------------------------------------------

     For Year Ended 30 June                                                               1998                   1997
                                                                   Note            (pound)'000            (pound)'000

     -----------------------------------------------------------------------------------------------------------------
     Consolidated turnover - continuing operations                   1                 431,843                338,465
                           - acquisition                             1                  41,114                      0
     -----------------------------------------------------------------------------------------------------------------
     Total consolidated turnover                                     1                 472,957                338,465
     -----------------------------------------------------------------------------------------------------------------

     -----------------------------------------------------------------------------------------------------------------
     Operating profit - continuing operations                        1                  35,275                 27,669
                      - acquisition                                  1                   4,368                      0
     -----------------------------------------------------------------------------------------------------------------
     Operating profit                                                2                  39,643                 27,669

     Share of operating profit in associate                          2                     715                    498

     -----------------------------------------------------------------------------------------------------------------
     Profit on ordinary activities before interest                                      40,358                 28,167

     Net interest receivable/(payable) - group                       5                   1,476                    (34)
                                       - associate                                          (9)                    15

     -----------------------------------------------------------------------------------------------------------------
     Profit on ordinary activities before taxation                                      41,825                 28,148

     Tax on profit on ordinary activities                            6                 (11,854)                (8,815)
     -----------------------------------------------------------------------------------------------------------------

     Profit on ordinary activities after taxation                                       29,971                 19,333

     Dividends paid and proposed                                     7                  (8,515)                (5,848)

     -----------------------------------------------------------------------------------------------------------------
     Retained profit for the financial year                         22                  21,456                 13,485
     -----------------------------------------------------------------------------------------------------------------

     Earnings per share                                              9                   42.3p                 30.3p*

     Dividends per share                                             7                  11.75p                   9.4p

     * - earnings per share have been adjusted to take account of the bonus element of the rights issue that took place on 22 August 1997.
----------------------------------------------------------------------------------------------------------------------
     Statement of Total Recognised Gains and Losses
----------------------------------------------------------------------------------------------------------------------

     For Year Ended 30 June
                                                                                         1998                   1997
                                                                  Note            (pound)'000            (pound)'000
     Profit attributable to shareholders                           22                  29,971                 19,333

     Currency translation differences                              22                  (1,794)                (1,821)

     ----------------------------------------------------------------------------------------------------------------
     Total recognised gains and losses                                                 28,177                 17,512
     ----------------------------------------------------------------------------------------------------------------

     All gains and losses recognised above are based on historical costs and arise from continuing operations.

--------------------------------------------------------------------------------
            Consolidated Balance Sheet
--------------------------------------------------------------------------------

At 30 June                                                                       1998                     1997
                                                       Note               (pound)'000              (pound)'000

Fixed assets
Tangible assets                                         10        33,005                  24,429
Investments                                             11         6,423                   6,098
Investment in associate                                 11         2,014                   1,910
---------------------------------------------------------------------------------------------------------------
                                                                               41,442                   32,437


Current assets
Debtors                                                 13       117,466                  98,909
Cash at bank and in hand                                24        77,455                  23,557
-------------------------------------------------------------------------------------------------
                                                                 194,921                 122,466
-------------------------------------------------------------------------------------------------



Creditors - amounts falling due within one year
Borrowings                                              14       (18,448)                 (4,240)
Other creditors                                         16      (126,930)                (76,000)
-------------------------------------------------------------------------------------------------
                                                                (145,378)                (80,240)
-------------------------------------------------------------------------------------------------


Net current assets                                                             49,543                   42,226

Total assets less current liabilities                                          90,985                   74,663

Creditors - amounts falling due after
more than one year
Borrowings                                              14                     (5,021)                 (10,978)
Other creditors                                         17                     (2,979)                     (52)

Provisions for liabilities and charges                  18                       (110)                    (396)

---------------------------------------------------------------------------------------------------------------
Net assets                                                                     82,875                   63,237
---------------------------------------------------------------------------------------------------------------


Capital and reserves
Share capital                                           21                      7,380                    6,393
Share premium account                                   22                     71,451                   16,402
Special reserve                                         22                        158                      158
Other reserves                                          22                      2,484                    2,510
Profit and loss account                                 22                      1,402                   37,774

---------------------------------------------------------------------------------------------------------------
Shareholders' funds - equity                                                   82,875                   63,237
---------------------------------------------------------------------------------------------------------------


Dr M P Read
A F Given


Directors
9 September 1998

--------------------------------------------------------------------------------
Consolidated Cash Flow Statement
--------------------------------------------------------------------------------

          For Year ended 30 June                                             Note                 1998              1997
                                                                                           (pound)'000       (pound)'000

          Net cash inflow from operating activities                           23                76,017            27,541
          ---------------------------------------------------------------------------------------------------------------


          Dividends received from associate                                   11                   136                83
          ---------------------------------------------------------------------------------------------------------------


          Returns on investments and servicing of finance
          Interest received                                                                      2,810               427
          Interest paid                                                                         (1,012)             (461)
          Interest element of finance lease rental payments                                        (72)                0
          ---------------------------------------------------------------------------------------------------------------
          Net cash inflow/(outflow) from returns on investments
             and servicing of finance                                                            1,726               (34)
          ---------------------------------------------------------------------------------------------------------------


          Taxation
          United Kingdom corporation tax paid                                                   (6,562)           (5,602)
          Overseas tax paid                                                                     (2,547)           (2,663)
          ---------------------------------------------------------------------------------------------------------------
          Tax paid                                                                              (9,109)           (8,265)
          ---------------------------------------------------------------------------------------------------------------


          Capital expenditure and financial investment
          Purchase of tangible assets                                                          (13,580)           (8,241)
          Sale of tangible assets                                                                   83                 0
          Purchase of own shares by Employee Share Ownership Plan Trust       11                  (637)             (661)
          Sale of own shares by Employee Share Ownership Plan Trust           11                   271               559
          ---------------------------------------------------------------------------------------------------------------
          Net cash outflow for capital expenditure and
          financial investment                                                                 (13,863)           (8,343)
          ---------------------------------------------------------------------------------------------------------------


          Acquisitions
          Purchase of subsidiary undertakings                                                  (59,223)          (19,541)
          Net cash acquired with subsidiary undertakings                                         3,803              (156)
          ---------------------------------------------------------------------------------------------------------------
          Net cash outflow for acquisitions                                                    (55,420)          (19,697)
          ---------------------------------------------------------------------------------------------------------------


          Equity dividends paid                                                                 (6,842)           (5,193)
          ---------------------------------------------------------------------------------------------------------------

          Net cash outflow before use of liquid resources
          and financing                                                                         (7,355)          (13,908)
          ---------------------------------------------------------------------------------------------------------------


          Management of liquid resources
          Cash placed on deposit                                                               (25,455)                0
          Cash withdrawn from deposit                                                                0             1,796
          ---------------------------------------------------------------------------------------------------------------
          Net cash (outflow)/inflow from management of liquid resources                        (25,455)            1,796
          ---------------------------------------------------------------------------------------------------------------

          Financing
          Shares issued (net of expenses)                                                       56,036             1,486
          New bank loans drawdown                                                               10,786            19,097
          Repayment of bank loans                                                               (4,570)           (1,750)
          Capital element of finance lease rental payments                                        (478)                0
          ---------------------------------------------------------------------------------------------------------------
          Net cash inflow from financing                                                        61,774            18,833
          ---------------------------------------------------------------------------------------------------------------

          Increase in cash in the period                                      24                28,964             6,721
          ---------------------------------------------------------------------------------------------------------------

--------------------------------------------------------
               Company Balance Sheet
--------------------------------------------------------


At 30 June                                                                     1998                           1997
                                                 Note                   (pound)'000                    (pound)'000
Fixed assets
Investments                                       11                         99,715                         48,390


Current assets
Debtors                                           13          5,055                           5,798
Cash at bank and in hand                                      8,530                              29
-------------------------------------------------------------------------------------------------------------------
                                                             13,585                           5,827
-------------------------------------------------------------------------------------------------------------------

Creditors - amounts falling
   due within one year
Other creditors                                   16         (8,390)                         (5,072)
-------------------------------------------------------------------------------------------------------------------

Net current assets                                                            5,195                            755

Total assets less current liabilities                                       104,910                         49,145

Creditors - amounts falling due after
more than one year
Deferred consideration for acquisitions                                        (969)                             0

-------------------------------------------------------------------------------------------------------------------
Net assets                                                                  103,941                         49,145
-------------------------------------------------------------------------------------------------------------------

Capital and reserves
Share capital                                     21                          7,380                          6,393
Share premium account                             22                         71,451                         16,402
Special reserve                                   22                         23,261                         23,261
Profit and loss account                           22                          1,849                          3,089
-------------------------------------------------------------------------------------------------------------------

Shareholders' funds - equity                                                103,941                         49,145
-------------------------------------------------------------------------------------------------------------------

Dr M P Read
A F Given
Directors
9 September 1998

             ----------------------------------------------------
                       Notes to the Financial Statements
             ----------------------------------------------------

 1 SEGMENTAL INFORMATION

   a) Geographic areas - analysis by location of operations

                                                              Total turnover            Inter-segment           External turnover
                                                                                          turnover
                                                          1998          1997         1998          1997          1998          1997
                                                   (pound)'000   (pound)'000  (pound)'000   (pound)'000   (pound)'000   (pound)'000
   United Kingdom                                      236,463       182,347       (5,757)       (1,244)      230,706       181,103
   Continental Europe                                  133,307       103,440       (6,346)       (5,524)      126,961        97,916
   North America                                        51,161        37,770       (2,003)       (2,281)       49,158        35,489
   Asia Pacific/Middle East                             26,602        24,354       (1,584)         (397)       25,018        23,957
   ---------------------------------------------------------------------------------------------------------------------------------
   Consolidated turnover - continuing operations       447,533       347,911      (15,690)       (9,446)      431,843       338,465

   Acquisition - Ireland                                41,114             0            0             0        41,114             0
   ---------------------------------------------------------------------------------------------------------------------------------
   Total consolidated turnover - group                 488,647       347,911      (15,690)       (9,446)      472,957       338,465
                               - associate                                                                      7,016         5,655
   ---------------------------------------------------------------------------------------------------------------------------------


                                                                                                             Profit before taxation
                                                                                                                 1998          1997
                                                                                                          (pound)'000   (pound)'000

   United Kingdom                                                                                              22,057        17,456
   Continental Europe                                                                                           8,719         6,924
   North America                                                                                                3,818         2,408
   Asia Pacific / Middle East                                                                                     681           881
   ---------------------------------------------------------------------------------------------------------------------------------
   Operating profit - continuing operations                                                                    35,275        27,669
   Acquisition - Ireland                                                                                        4,368             0
   ---------------------------------------------------------------------------------------------------------------------------------
   Operating profit                                                                                            39,643        27,669
   Share of operating profit in associate                                                                         715           498
   ---------------------------------------------------------------------------------------------------------------------------------
   Profit on ordinary activities before interest                                                               40,358        28,167
   Net interest receivable/(payable) - group                                                                    1,476           (34)
                                     - associate                                                                   (9)           15
   ---------------------------------------------------------------------------------------------------------------------------------
   Profit on ordinary activities before taxation                                                               41,825        28,148
   ---------------------------------------------------------------------------------------------------------------------------------


                                                                                                                         Net assets

                                                                                                                 1998          1997
                                                                                                          (pound)'000   (pound)'000

   United Kingdom                                                                                              19,382        42,898
   Continental Europe                                                                                           1,501        10,437
   North America                                                                                                8,108         5,872
   Asia Pacific / Middle East                                                                                  (1,441)         (675)
   Acquisition - Ireland                                                                                        5,212             0
   ---------------------------------------------------------------------------------------------------------------------------------
                                                                                                               32,762        58,532
   Cash less bank borrowings                                                                                   55,369         8,340
   Dividends proposed                                                                                          (5,256)       (3,635)
   ---------------------------------------------------------------------------------------------------------------------------------
   Net assets                                                                                                  82,875        63,237
   ---------------------------------------------------------------------------------------------------------------------------------



   b) Geographic markets - analysis by location of client                                                         External turnover
                                                                                                                 1998          1997
                                                                                                          (pound)'000   (pound)'000
   United Kingdom/Ireland                                                                                     213,061       152,553
   Continental Europe                                                                                         142,379       111,323
   North America                                                                                               63,920        34,549
   Asia Pacific/Middle East                                                                                    53,597        40,040
   ---------------------------------------------------------------------------------------------------------------------------------
   Total consolidated turnover                                                                                472,957       338,465
   ---------------------------------------------------------------------------------------------------------------------------------

External turnover and profit before taxation for each geographic area exclude any contribution from the associate.


In the opinion of the directors the group operated only one class of business throughout the year, that of the provision of information technology services.

                 ------------------------------------------------------
                            Notes to the Financial Statements
                 ------------------------------------------------------

                                                                                                       1998             1997
2 OPERATING PROFIT                                                                      Note    (pound)'000      (pound)'000
  ---------------------------------------------------------------------------------------------------------------------------
  Total consolidated Turnover                                                                       472,957          338,465
  ---------------------------------------------------------------------------------------------------------------------------
  Materials and other external charges                                                              107,714           63,813
  Staff costs                                                                              3        219,799          168,644
  Depreciation of tangible fixed assets
   - owned assets                                                                         10          8,314            6,537
   - under finance leases                                                                 10            282
  Loss on disposal of fixed assets                                                                       11              114
  Auditors' remuneration and expenses - group                                                           304              266
  Auditors' remuneration and expenses - company                                                          49               42
  Fees paid to auditors' for non - audit related work (UK)                                               63              135
  Fees paid to auditors' for non - audit related work (Overseas)                                        143              145
  Hire of plant and machinery                                                                         6,196            5,285
  Other operating lease rentals                                                                      10,922            8,421
  Other operating charges                                                                            81,447           58,029
  Own work capitalised                                                                               (1,930)            (635)
  ---------------------------------------------------------------------------------------------------------------------------
  Operating costs                                                                                   433,314          310,796
  ---------------------------------------------------------------------------------------------------------------------------

  Operating profit                                                                                   39,643           27,669
  Share of operating profit in associate                                                                715              498
  ---------------------------------------------------------------------------------------------------------------------------
  Profit on ordinary activities before interest                                                      40,358           28,167
  ---------------------------------------------------------------------------------------------------------------------------


3 STAFF

  Staff numbers                                                       1998              1997           1998             1997
  ---------------------------------------------------------------------------------------------------------------------------
                                                                  Year end          Year end        Average          Average
  Staff were based as follows:

  United Kingdom                                                     2,748             2,414          2,640            2,291
  Continental Europe                                                 2,455             1,912          2,152            1,396
  North America                                                        501               378            454              403
  Asia Pacific/Middle East                                             247               197            241              216
  Ireland                                                              208                 0            183                0
  ---------------------------------------------------------------------------------------------------------------------------
  Total excluding associate                                          6,159             4,901          5,670            4,306
  Associate                                                            224               197            210              184
  ---------------------------------------------------------------------------------------------------------------------------
  Total including associate                                          6,383             5,098          5,880            4,490
  ---------------------------------------------------------------------------------------------------------------------------

                                                                                                       1998             1997
  Staff costs                                                                                   (pound)'000      (pound)'000
  Wages and salaries                                                                                185,812          145,387
  Social security costs                                                                              25,596           17,202
  Other pension costs                                                                                 8,391            6,055
  ---------------------------------------------------------------------------------------------------------------------------
                                                                                                    219,799          168,644
  ---------------------------------------------------------------------------------------------------------------------------

  There are voluntary pension schemes in the UK, The Netherlands, Belgium, Hong Kong and Australia, all of which are defined contribution schemes. The defined contributions, consisting of a fixed percentage of salary and voluntary contributions, are charged to the profit and loss account in the period to which they relate.

  There are no unfunded liabilities in these schemes.

4 DIRECTORS

  Directors' emoluments and interests are included within the report of the remuneration committee on pages 33 to 36.

                      -------------------------------------
                       Notes to the Financial Statements
                      -------------------------------------

                                                                                  1998                            1997
5 INTEREST                                                                 (pound)'000                     (pound)'000
  Interest payable on bank loans and overdrafts                                 (1,012)                           (461)
  Interest payable on other loans and finance leases                               (72)                              0
  Discount on deferred consideration                                              (250)                              0
  ---------------------------------------------------------------------------------------------------------------------
  Total interest and similar charges payable                                    (1,334)                           (461)

  Interest receivable                                                            2,810                             427

  ---------------------------------------------------------------------------------------------------------------------
  Net interest receivable/(payable)                                              1,476                             (34)
  ---------------------------------------------------------------------------------------------------------------------
                                                                                  1998                            1997
6 TAXATION                                                                 (pound)'000                     (pound)'000
  United Kingdom taxation
  Corporation tax at the rate of 31.0% (1997: 32.5%)                             7,618                           6,830
  Double taxation relief                                                          (149)                           (646)
  Deferred taxation                                                               (569)                           (360)
  ---------------------------------------------------------------------------------------------------------------------
                                                                                 6,900                           5,824
  ---------------------------------------------------------------------------------------------------------------------
  Overseas taxation
  Corporation taxes                                                              4,701                           2,839
  Deferred taxation                                                               (148)                           (101)
  ---------------------------------------------------------------------------------------------------------------------
                                                                                 4,553                           2,738
  ---------------------------------------------------------------------------------------------------------------------

  Share of associate                                                               401                             253
  ---------------------------------------------------------------------------------------------------------------------
  Tax on profit on ordinary activities                                          11,854                           8,815
  ---------------------------------------------------------------------------------------------------------------------

  There are tax losses amounting to (pound)18.6 million which may be available for relief against profits of certain subsidiary undertakings in future years. Losses of (pound)15.8 million relate to the USA.

7 DIVIDENDS PAID AND PROPOSED                                                     1998                            1997
                                                                           (pound)'000                     (pound)'000
  Interim dividend of 4.5p (1997 - 3.6p)                                         3,259                           2,213
  Final dividend of 7.25p (1997 - 5.8p)                                          5,256                           3,635
  ---------------------------------------------------------------------------------------------------------------------
  Total dividend                                                                 8,515                           5,848
  ---------------------------------------------------------------------------------------------------------------------
8 PROFIT ATTRIBUTABLE TO MEMBERS OF THE
  HOLDING COMPANY                                                                 1998                            1997
                                                                           (pound)'000                     (pound)'000
  ---------------------------------------------------------------------------------------------------------------------
  Dealt with in the accounts of the company                                      7,275                           5,494
  ---------------------------------------------------------------------------------------------------------------------

  As permitted under Section 230(1) of the Companies Act 1985, the Company has not presented its own profit and loss account.


9 EARNINGS PER SHARE
  Earnings per share of 42.3p are based on the profit after tax of (pound)29,971,000 and on a weighted average of 70,829,354 shares. Last year's earnings per share of 30.3p was based on the profit after tax of (pound)19,333,000 and on a weighted average of 63,844,408 shares. The average number of shares for the year to 30 June 1997 has been adjusted by the bonus element inherent in the rights issue that took place on 22 August 1997.

               ------------------------------------------------------
                       Notes to the Financial Statements
               -------------------------------------------------------

10 TANGIBLE ASSETS                              Freehold             Short         Equipment             Total
                                                Land and        Leaseholds         and Plant
                                               Buildings
                                             (pound)'000       (pound)'000       (pound)'000       (pound)'000
   Cost
      1 July 1997                                  3,933            10,121            45,264            59,318
      Translation differences                         (2)             (183)           (1,041)           (1,226)
      Acquisition of businesses                        0               264             4,227             4,491
      Additions                                       52             3,324             9,568            12,944
      Own work capitalised                             0                 0             1,930             1,930
      Disposals                                        0              (248)           (9,971)          (10,219)

   ------------------------------------------------------------------------------------------------------------
      30 June 1998                                 3,983            13,278            49,977            67,238
   ------------------------------------------------------------------------------------------------------------

   Depreciation
      1 July 1997                                    531             4,192            30,166            34,889
      Translation differences                          0               (85)             (554)             (639)
      Acquisition of businesses                        0               142             1,366             1,508
      Provided                                        36               921             7,639             8,596
      Released on disposals                            0              (235)           (9,886)          (10,121)

   ------------------------------------------------------------------------------------------------------------
      30 June 1998                                   567             4,935            28,731            34,233
   ------------------------------------------------------------------------------------------------------------

   Net book value at 30 June 1998                  3,416             8,343            21,246            33,005
   ------------------------------------------------------------------------------------------------------------


   Net book value at 30 June 1997                  3,402             5,929            15,098            24,429
   ------------------------------------------------------------------------------------------------------------

   Assets held under finance leases, capitalised and included in equipment and plant have a cost of (pound)1,985,000 (1997:(pound) nil) and an aggregate depreciation of (pound)426,000 (1997:(pound)nil) and hence a net book value of (pound)1,559,000 (1997:(pound)nil)

11 INVESTMENTS

   GROUP                                           Associated undertaking
                                         ------------------------------------------
                                                Shares      Retained         Total          Trade     Own shares         Total
                                               at cost       Profits                  Investments         (ESOP)
                                           (pound)'000   (pound)'000   (pound)'000    (pound)'000    (pound)'000   (pound)'000
   1 July 1997                                     906         1,004         1,910            467          5,631         6,098
   Translation differences                           0           (65)          (65)            (2)           (42)          (44)
   Additions                                         0             0             0              3            637           640
   Disposals                                         0             0             0              0           (271)         (271)
   Dividends received                                0          (136)         (136)             0              0             0
   Share of retained profit for the year             0           305           305              0              0             0
   ----------------------------------------------------------------------------------------------------------------------------
   30 June 1998                                    906         1,108         2,014            468          5,955         6,423
   ----------------------------------------------------------------------------------------------------------------------------

    All investments are unlisted.

   The group accounts for its own shares held by the Employee Share Ownership Plan Trust as a fixed asset investment. The Logica Employee Share Ownership Plan Trust is a discretionary trust which was established in September 1990 for the benefit of Logica staff. It has an independent, professional trustee (Mourant & Co Trustees Limited) and is currently financed by advances from the group. Costs of administering the Employee Share Ownership Plan Trust are charged to the profit and loss account as they occur. The trust purchases the company's shares in the market, for use in connection with the company's all-employee and discretionary share option schemes, and long-term bonus scheme.
   At 30 June 1998 the Employee Share Ownership Plan Trust owned 1,302,965 shares (1997:1,252,441 shares). Of this shareholding 889,118 shares (1997:
   848,597 shares) are under option to employees, and 413,847 shares (1997:
   403,844 shares) are held as a hedge for the long term bonus scheme. The Trustee has agreed under the Trust Deed dated 26 September 1990 to waive, at the company's discretion, all rights to any future dividends which may be payable on any shares in the company held in the trust, save 0.01p per share. Such waivers of dividends payable during the year ended 30 June 1998 amounted to (pound)134,954 (1997:(pound)111,614).


   COMPANY                                        Subsidiary undertakings                   Advance to
                                      -----------------------------------------------
                                           Shares            Loans             Total              ESOP             Total
                                      (pound)'000      (pound)'000       (pound)'000       (pound)'000       (pound)'000
   Cost
   1 July 1997                             14,245           35,527            49,772             5,067            54,839
   Additions                               51,446                0            51,446                 0            51,446
   Disposals                                    0                0                 0              (121)             (121)
   ----------------------------------------------------------------------------------------------------------------------
   30 June 1998                            65,691           35,527           101,218             4,946           106,164
   ----------------------------------------------------------------------------------------------------------------------
   Provisions
   1 July 1997 and 30 June 1998              (787)          (5,662)           (6,449)                0            (6,449)
   ----------------------------------------------------------------------------------------------------------------------

   ----------------------------------------------------------------------------------------------------------------------
   Net book value at 30 June 1998          64,904           29,865            94,769             4,946            99,715
   ----------------------------------------------------------------------------------------------------------------------

   ----------------------------------------------------------------------------------------------------------------------
   Net book value at 30 June 1997          13,458           29,865            43,323             5,067            48,390
   ----------------------------------------------------------------------------------------------------------------------

                   -------------------------------------------
                       Notes to the Financial Statements
                   -------------------------------------------

                                                                                 1998                           1997
12 CAPITAL COMMITMENTS                                                    (pound)'000                    (pound)'000
   Capital expenditure contracted for but not provided                            263                            270
   ------------------------------------------------------------------------------------------------------------------
                                                                                 1998                           1997
13 DEBTORS                                                                (pound)'000                    (pound)'000
   Group
   Trade debtors                                                               82,147                         58,886
   Amounts owed by associate                                                      276                            266
   Other debtors                                                                5,797                          4,296
   Prepayments and accrued income                                               8,290                          6,297
   Amounts recoverable on contracts                                            15,514                         25,400
   Deferred taxation (see note 19)                                              1,817                          1,145
   Taxation recoverable                                                         1,497                            185
   Advance corporation tax                                                      2,128                          2,434
   ------------------------------------------------------------------------------------------------------------------
                                                                              117,466                         98,909
   ------------------------------------------------------------------------------------------------------------------

   Company
   Amounts owed by subsidiary undertakings                                      4,401                          4,303
   Other debtors                                                                  651                            586
   Advance corporation tax                                                          3                            909
   ------------------------------------------------------------------------------------------------------------------
                                                                                5,055                          5,798
   ------------------------------------------------------------------------------------------------------------------
                                                                 1998            1998            1997            1997
                                                          Amounts due     Amounts due     Amounts due     Amounts due
                                                      within one year  after one year within one year  after one year
                                                          (pound)'000     (pound)'000     (pound)'000    (pound)'000
14 BORROWINGS
   Secured
   Bank loan                                                       83             149              0               0
   Obligations under finance leases                               598             784              0               0

   Unsecured

   Overdrafts                                                     439               0             18               0
   Bank loans                                                  17,328           4,088          4,222          10,978
   ------------------------------------------------------------------------------------------------------------------
                                                               18,448           5,021          4,240          10,978
   ------------------------------------------------------------------------------------------------------------------

   Maturity of borrowings

   Debt

   Within one year                                                                            17,850           4,240
   Between one and two years                                                                   4,171           6,756
   Between two and five years                                                                     66           4,222
   Over five years                                                                                 0               0
   ------------------------------------------------------------------------------------------------------------------
                                                                                              22,087          15,218
   ------------------------------------------------------------------------------------------------------------------

   Finance leases

   Within one year                                                                               598               0
   Between one and two years                                                                     556               0
   Between two and five years                                                                    228               0
   Over five years                                                                                 0               0
   ------------------------------------------------------------------------------------------------------------------
                                                                                               1,382               0
   ------------------------------------------------------------------------------------------------------------------

   The bank loan is secured by a fixed and floating charge over the assets of Aldiscon Limited. The borrowings are denominated in French francs, Belgian francs, Irish punts and US dollars and the weighted average interest rate amounts to 4.5% (1997:
   4.25%).

15 DERIVATIVES AND FINANCIAL INSTRUMENTS

   Treasury risk management

   The group uses financial instruments to manage interest and foreign currency risk. The group enters into derivatives to lower funding costs or to achieve greater certainty of future costs. Interest rate swaps and interest rate caps are used from time to time by the group to manage interest rate risk. The group has clearly defined policies for the management of foreign exchange risk requiring subsidiaries to hedge all material exposures back into the currency in which their results are measured.

                      ------------------------------------
                       Notes to the Financial Statements
                      ------------------------------------

                                                                                     1998                           1997
16 OTHER CREDITORS                                                            (pound)'000                    (pound)'000
   Amounts falling due within one year:
   Group
   Payments received on account                                                    28,214                          7,904
   Trade creditors                                                                 18,228                         11,491
   Accruals and other creditors                                                    38,302                         25,239
   Amounts owed to associate                                                            6                              0
   Taxation and other state creditors                                              32,196                         25,297
   Deferred consideration for acquisitions                                          2,600                              0
   Advance corporation tax                                                          2,128                          2,434
   Dividends proposed                                                               5,256                          3,635
   ----------------------------------------------------------------------------------------------------------------------
                                                                                  126,930                         76,000
   ----------------------------------------------------------------------------------------------------------------------

   Company
   Accruals and other creditors                                                       531                            528
   Deferred consideration for acquisitions                                          2,600                              0
   Advance corporation tax                                                              3                            909
   Dividends proposed                                                               5,256                          3,635
   ----------------------------------------------------------------------------------------------------------------------
                                                                                    8,390                          5,072
   ----------------------------------------------------------------------------------------------------------------------

                                                                                     1998                           1997
17 OTHER CREDITORS                                                            (pound)'000                    (pound)'000
   Amounts falling due after more than one year:
   Deferred consideration for acquisitions                                          2,887                              0
   Other creditors                                                                     92                             52
   ----------------------------------------------------------------------------------------------------------------------
                                                                                    2,979                             52
   ----------------------------------------------------------------------------------------------------------------------
                                                                                     1998                           1997
18 PROVISIONS FOR LIABILITIES AND CHARGES                                     (pound)'000                    (pound)'000
   Post-retirement benefits                                                           110                            396
   ----------------------------------------------------------------------------------------------------------------------

   The movement in the provision comprises amounts paid of (pound)15,000 (1997:
   (pound)22,000), a release of (pound)252,000 (1997: (pound)554,000) in respect of premiums not payable due to the better than expected performance from underlying investments, a transfer to other creditors:amounts falling due within one year of (pound)21,000 (1997: (pound)22,000) and an unfavourable exchange movement of (pound)2,000 (1997: favourable movement of (pound)52,000).

19 DEFERRED TAXATION
   Full provision is made in the accounts for deferred taxation
    as follows:                                                                      1998                           1997
                                                                              (pound)'000                    (pound)'000
   Accelerated capital allowances                                                       0                           (187)
   Other short-term timing differences                                             (1,817)                          (958)
   ----------------------------------------------------------------------------------------------------------------------
                                                                                   (1,817)                        (1,145)
   ----------------------------------------------------------------------------------------------------------------------

   1 July                                                                          (1,145)                          (782)
   Translation differences                                                            (38)                            (2)
   Transfer                                                                            83                            100
   (Release) in respect of current year                                              (717)                          (461)
   ----------------------------------------------------------------------------------------------------------------------
   30 June                                                                         (1,817)                        (1,145)
   ----------------------------------------------------------------------------------------------------------------------

   The deferred taxation asset is included in note 13.

                 ------------------------------------------------------
                              Notes to the Financial Statements
                 ------------------------------------------------------


20 OTHER FINANCIAL COMMITMENTS
   At 30 June 1998 there were annual commitments under operating leases as follows:

                                                                   1998                                1997
                                                      -------------------------------     -------------------------------
                                                             Land and          Other             Land and          Other
                                                            Buildings                           Buildings
                                                          (pound)'000    (pound)'000          (pound)'000    (pound)'000
   Expiring within one year                                       865            990                1,247          1,237
   Expiring in the second to fifth years                        3,194          5,106                2,745          4,310
   Expiring after five years                                    6,822                               4,485
   ----------------------------------------------------------------------------------------------------------------------
                                                               10,881          6,096                8,477          5,547
   ----------------------------------------------------------------------------------------------------------------------


21 CALLED UP SHARE CAPITAL                                                      1998                                1997
                                                                         (pound)'000                         (pound)'000
   Authorised share capital
   120,000,000 ordinary shares of 10p each                                    12,000                               8,000

   Called up share capital
   73,801,965 ordinary shares of 10p each                                      7,380                               6,393

   During the year 612,086 shares were issued under
   share option schemes as follows:
                                                                            Exercise                              Number
                                                                        price (pence                           Exercised
                                                              Granted     per share)

                                                                 1987         268.35                               2,049
                                                                 1988         372.76                               4,098
                                                                 1989         318.11                               7,685
                                                                 1989         356.17                               3,074
                                                                 1990         161.98                               1,112
                                                                 1990         287.86                               4,099
                                                                 1991         200.00                               9,354
                                                                 1992         153.00                               2,048
                                                                 1992         149.30                             294,799
                                                                 1992         164.91                              25,620
                                                                 1993         249.80                                 529
                                                                 1993         272.25                               3,074
                                                                 1994         277.13                              94,139
                                                                 1994         259.56                               2,565
                                                                 1994         288.84                             149,254
                                                                 1995         424.00                                 612
                                                                 1995         413.74                                 209
                                                                 1996         602.07                               1,618
                                                                 1996         868.46                               6,148

                                                      -------------------------------------------------------------------
                                                                                                                 612,086
                                                      -------------------------------------------------------------------

   On 22 August 1997, 9,134,126 shares were issued pursuant to the rights issue ( 1-for-7 issue at 605p). In addition on 11 September 1997 250,000 warrants were granted to SDF Inc at an exercise price of 797.5p (see note 26) and, of these, 125,000 have been exercised as at 30 June 1998. SDF Inc exercised a further 12,500 warrants on 6 August 1998.

   During the year 1,337,232 options were granted over both unissued and existing shares under employee share option schemes at prices ranging from 742p to 1365p and exercisable from 1998 to 2008. Options granted under SAYE schemes were granted at a 20% discount to market price. Discretionary options were granted at market price. Of the options granted during the year 809,500 options granted at 928p and 82,000 options granted at 1365p only become exercisable if the growth in the company's earnings per share over any three year period has exceeded the growth in the Retail Prices Index over that period by an average of at least 7 per cent per annum.

   At 30 June 1998 there were 3,578,076 options which had been granted under employee share option schemes at prices ranging from 161p to 1365p and exercisable between 1998 and 2008.


22 SHAREHOLDERS' FUNDS

                                               Share           Share        Special          Other         Profit
                                             Capital         premium        reserve       reserves       and loss
                                                             account                                      account           Total
                                         (pound)'000     (pound)'000    (pound)'000    (pound)'000    (pound)'000     (pound)'000
                                         -----------------------------------------------------------------------------------------
   Group
   1 July 1997                                 6,393          16,402            158          2,510         37,774          63,237
   Exchange difference                                                            0            (26)        (1,768)         (1,794)
   Issue of share capital
    - rights issue for acquisition               913          54,350                                                       55,263
    - employee share option scheme                61           1,288                                                        1,349
    - warrants exercised by SDF Inc.              13             984                                                          997
   Profit attributable to shareholders                                                                     29,971          29,971
   Dividends paid and proposed                                                                             (8,515)         (8,515)
   Share issue expenses                                       (1,573)                                                      (1,573)
   Goodwill on acquisition (see Note 26)                                                                  (56,060)        (56,060)
   -------------------------------------------------------------------------------------------------------------------------------
   30 June 1998                                7,380          71,451            158          2,484          1,402          82,875
   -------------------------------------------------------------------------------------------------------------------------------

   Company
   1 July 1997                                 6,393          16,402         23,261              0          3,089          49,145
   Issue of share capital
    - rights issue for acquisition               913          54,350                                                       55,263
    - employee share option scheme                61           1,288                                                        1,349
    - warrants exercised by SDF Inc.              13             984                                                          997
   Profit attributable to shareholders                                                                      7,275           7,275
   Dividends paid and proposed                                                                             (8,515)         (8,515)
   Share issue expenses                                       (1,573)                                                      (1,573)
   -------------------------------------------------------------------------------------------------------------------------------
   30 June 1998                                7,380          71,451         23,261              0          1,849         103,941
   -------------------------------------------------------------------------------------------------------------------------------

   The cumulative amount of goodwill written off to reserves since 1 July 1990 amounts to (pound)85,403,000 (1997: (pound)29,343,000).

              ---------------------------------------------------
                       Notes to the Financial Statements
              ---------------------------------------------------


23 RECONCILIATION OF OPERATING PROFIT TO
   NET CASH INFLOW FROM OPERATING ACTIVITIES
                                                                                                              1998          1997
                                                                                                          (pound)'000   (pound)'000

   Operating profit                                                                                            39,643       27,669

   Add: depreciation and loss on disposal of fixed assets                                                       8,607        6,651

   (Increase) in debtors                                                                                       (2,355)     (11,699)

   Increase in creditors                                                                                       30,122        4,920

   -------------------------------------------------------------------------------------------------------------------------------
   Net cash inflow from operating activities                                                                   76,017       27,541
   -------------------------------------------------------------------------------------------------------------------------------

24 ANALYSIS OF NET FUNDS
                                                   Balance at                                                           Balance at
                                                       1 July   Cash inflow/ Acquisitions      Exchange         Other      30 June
                                                         1997    (outflow)                  Differences       Changes         1998
                                                  (pound)'000  (pound)'000    (pound)'000   (pound)'000   (pound)'000  (pound)'000
   Net cash:
   Cash at bank and in hand                            23,557       54,838              0          (940)                    77,455
   Less: deposits treated as liquid resources          (2,000)     (25,455)                                                (27,455)
                                                 ----------------------------------------------------------------------------------
                                                       21,557       29,383              0          (940)                    50,000
   Bank overdrafts                                        (18)        (419)             0            (2)                      (439)
                                                 ----------------------------------------------------------------------------------
                                                       21,539       28,964              0          (942)                    49,561
                                                 ----------------------------------------------------------------------------------

   Liquid resources:
   Deposits included in cash                            2,000       25,455                                                  27,455
                                                 ----------------------------------------------------------------------------------

   Debt:
   Debt falling due within one year                    (4,222)      (6,216)                                    (7,571)     (18,009)
   Debt falling due after one year                    (10,978)         478         (1,224)           57         6,646       (5,021)
                                                 ----------------------------------------------------------------------------------
                                                      (15,200)      (5,738)        (1,224)           57          (925)     (23,030)
                                                 ----------------------------------------------------------------------------------

   --------------------------------------------------------------------------------------------------------------------------------
   Net funds                                            8,339       48,681         (1,224)         (885)         (925)      53,986
   --------------------------------------------------------------------------------------------------------------------------------

   Liquid resources comprise short-term deposits with banks which mature within one month of inception.

25 RECONCILIATION OF NET CASH FLOW TO MOVEMENT
   IN NET FUNDS
                                                                                                              1998            1997
                                                                                                       (pound)'000     (pound)'000
   Increase in net cash in the period                                                                       28,964           6,721
   Cash outflow/(inflow) from increase/(decrease) in liquid resources                                       25,455          (1,796)
   Cash inflow from increase in debt                                                                           478         (17,347)
   --------------------------------------------------------------------------------------------------------------------------------

   Change in net debt resulting from cash flows                                                             54,897         (12,422)

   Debt and financing acquired with subsidiary                                                              (1,224)           (156)
   New finance leases                                                                                         (925)
   Translation differences                                                                                    (885)            822

   --------------------------------------------------------------------------------------------------------------------------------
   Movement in net funds in the period                                                                      51,863         (11,756)

   Net funds at 1 July 1997                                                                                  8,339          20,095

   --------------------------------------------------------------------------------------------------------------------------------
   Net funds at 30 June 1998                                                                                60,202           8,339
   --------------------------------------------------------------------------------------------------------------------------------

            --------------------------------------------------------
                       Notes to the Financial Statements
            --------------------------------------------------------


26 ACQUISITIONS

   All acquisitions have been accounted for under the acquisition method of accounting.

   Aldiscon Limited

   The acquisition of Aldiscon Limited, a company registered in Ireland, was completed on 1 August 1997. The consideration paid or payable is as follows:

   (i) a fixed amount of IR(pound)52.4 million ((pound)47.0 million) excluding costs of the acquisition.
   (ii) an amount contingent upon Logica Aldiscon achieving certain performance criteria in the period to 30 June 1998, the maximum amount payable being IR(pound)4.5 million ((pound)3.8 million). This is expected to be paid subject only to the continued employment of certain of the vendors.

   The acquisition was funded by a rights issue which raised (pound)53.7 million net of expenses.

   Logica Aldiscon contributed (pound)7,550,000 to the group net operating cash flows, received (pound)115,000 in respect of net returns on investments and servicing of finance, paid (pound)268,000 in respect of taxation and utilised (pound)2,005,000 for capital expenditure.

   In its last financial year to 31 March 1997 Aldiscon Limited made a profit after taxation of IR(pound)3.1 million. For the period since that date to the date of acquisition, Aldiscon Limited's management accounts show:

                                                            IR(pound)million
   -------------------------------------------------------------------------
   Turnover                                                             10.5
   -------------------------------------------------------------------------

   Operating loss                                                       (0.5)
   -------------------------------------------------------------------------

   Loss before taxation                                                 (0.5)

   Taxation                                                              -

   -------------------------------------------------------------------------
   Loss attributable to shareholders                                    (0.5)

   Exchange adjustments                                                  -

   -------------------------------------------------------------------------
   Total recognised losses for the period                               (0.5)
   -------------------------------------------------------------------------

   The provisional fair value to the group is shown below:

                                                          Book value of          Revaluation        Accounting       Provisional
                                                        assets acquired          adjustments            policy        fair value
                                                            (pound)'000          (pound)'000       (pound)'000       (pound)'000
   Intangible fixed assets                                           35                    0               (35)                0
   Tangible fixed assets                                          2,074                    0               422             2,496
   Debtors/ work in progress                                     12,939                 (937)            1,365            13,367
   Cash at bank and in hand                                       2,712                    0                 0             2,712
   Creditors                                                     (8,748)                (886)                0            (9,634)
   Taxation                                                        (334)                (622)                0              (956)
   Borrowings                                                      (853)                   0                 0              (853)
   ------------------------------------------------------------------------------------------------------------------------------
   Net assets acquired                                            7,825               (2,445)            1,752             7,132
   ------------------------------------------------------------------------------------------------------------------------------
   Goodwill                                                                                                               44,065
                                                                                                                 ----------------
                                                                                                                          51,197
                                                                                                                 ----------------
   ------------------------------------------------------------------------------------------------------------------------------
   Satisfied by:
   Cash (including costs of the acquisition of(pound)831,000)                                                             47,831
   Contingent consideration (discounted)                                                                                   3,366
   ------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          51,197
                                                                                                                 ----------------

   The main adjustments are:

   Intangible fixed assets

   Capitalised patents of (pound)35,000 have been written off to bring Aldiscon into line with Logica's accounting policy on intangible assets.

   Tangible fixed assets

   The net book value of fixed assets was adjusted to realign Aldiscon fixed asset depreciation policies with those of Logica.

   Debtors/work in progress

   Reversal of general work in progress provision of (pound)90,000 to conform with Logica accounting policy. Logica revenue recognition policy was applied against Aldiscon's open projects as at 1 August 1997 resulting in an acceleration of revenue recognition compared to Aldiscon's existing policy. The impact was an increase in debtors of (pound)2.9 million and an increase in accrued costs associated with those revenues of (pound)1.4 million. Specific provisions of (pound)937,000 were made for all debts more than 12 months old at the date of acquisition. There has been no movement in this provision to 30 June 1998.

   Creditors

   Provisions were established in respect of a planned US office relocation entered into prior to the acquisition date ((pound)246,000) and identified social security exposures ((pound)640,000).

   Taxation

   Provisions were established to cover specific tax exposures identified.

   Movements on fair value provisions

   An amount of (pound)123,000 of the provision for the US office relocation has been utilised in the period since acquisition to cover the rent on the property for the period since it was vacated and other costs of relocation.

                   ------------------------------------------
                       Notes to the Financial Statements
                   ------------------------------------------


26 ACQUISITIONS (cont'd)

   Delog Conseil SA

   The acquisition of Delog Conseil SA, a company registered in France, was completed on 29 May 1998. The consideration paid or payable is as follows:

   (i) an initial consideration of FFr 19.7 million ((pound)2.0 million)
   (ii) an amount contingent upon Delog achieving certain performance criteria in the period to 30 June 1999. If the criteria are met the amount payable will be FFr 20.6 million ((pound)2.1 million).

   In its last financial year, prior to acquisition, to 31 December 1997, Delog Conseil SA made a profit after taxation of FFr 1.6 million. For the period since that date to the date of acquisition, Delog Conseil SA made a profit after tax of FFr 3.5 million.

   The provisional fair value to the group is shown below:

                                                                                             Accounting        Provisional
                                                                       Book value of         policy            fair value to
                                                                       assets acquired       adjustments       the group
                                                                           (pound)'000       (pound)'000        (pound)'000
   Intangible fixed assets                                                           1               (1)                  0
   Tangible fixed assets                                                            38                                   38
   Debtors                                                                         910                                  910
   Cash at bank and in hand                                                        786                                  786
   Creditors                                                                      (553)                                (553)
   Taxation                                                                       (578)                                (578)

   -------------------------------------------------------------------------------------------------------------------------
   Net assets acquired                                                             604               (1)                603
   -----------------------------------------------------------------------------------------------------

   Goodwill                                                                                                           3,525
                                                                                                        --------------------
                                                                                                                      4,128
                                                                                                        --------------------
   -------------------------------------------------------------------------------------------------------------------------
   Satisfied by:
   Cash (including costs of the acquisition of(pound)142,000)                                                         2,142
   Contingent consideration (discounted)                                                                              1,986
   -------------------------------------------------------------------------------------------------------------------------
                                                                                                                      4,128
                                                                                                        --------------------

   Administra-CIM/Hardi SA

   The acquisition of Administra-CIM/Hardi SA/NV, a company registered in Belgium, was completed on 30 June 1998. The total consideration payable is BEF 579.6 million ((pound)9.3 million). In its last financial year, prior to acquisition, to 31 March 1998, Administra-CIM/Hardi SA/NV made a profit after taxation of BEF 34.7 million.

   For the period since that date to the date of acquisition, Aministra-CIM/Hardi SA/NV made a profit after tax of BEF 17.0 million.

   The provisional fair value to the group is shown below:

                                                                                                               Provisional
                                                                       Book value of         Fair value        fair value to
                                                                       assets acquired       adjustments       the group
                                                                           (pound)'000       (pound)'000        (pound)'000
   Tangible fixed assets                                                           479                0                 479
   Investments                                                                       3                0                   3
   Debtors                                                                       4,195                0               4,195
   Cash at bank and in hand                                                        317                0                 317
   Creditors                                                                    (3,340)               0              (3,340)
   Borrowings                                                                     (375)               0                (375)

   -----------------------------------------------------------------------------------------------------------------------
   Net assets acquired                                                    1,279                     0               1,279
   ---------------------------------------------------------------------------------------------------

   Goodwill                                                                                                         8,058
                                                                                                      --------------------
                                                                                                                    9,337
                                                                                                      --------------------
   -----------------------------------------------------------------------------------------------------------------------
   Satisfied by:
   Cash                                                                                                             9,337
   -----------------------------------------------------------------------------------------------------------------------

   SDF Inc. (formerly Precision Software Inc.)

   In September 1997 the group settled a claim brought by SDF Inc against Logica Inc. relating to the purchase consideration payable by Logica Inc. for certain assets of SDF Inc in May 1994. The resultant payment of US$750,000 ((pound)449,000) represents additional purchase consideration which has increased the goodwill element of the acquisition. This amount has been written off against reserves.

   Logica France SA (formerly Axime Ingenierie SA)
   There has been no movement during the year to the provisional fair value adjustments established for Axime Ingenierie in the prior year.


27 Contingent liabilities

   Subsidiary undertakings have provided indemnities to their bankers in support of performance bonds and guarantees amounting to (pound)7,232,000 (1997 - (pound)7,406,000). The company provides certain guarantees for its subsidiary undertakings in the normal course of business.

         -------------------------------------------------------------
                       Notes to the Financial Statements
         --------------------------------------------------------------

28 RELATED PARTY TRANSACTIONS

   Larry Quinn (chief executive of Logica Aldiscon) is a non-executive director of Apion NI Ltd. Apion provides technical services to Logica Aldiscon on an arm's length basis with the knowledge and approval of the Aldiscon Board. During the 11 months of Logica ownership in 1997/98 Logica Aldiscon purchased services to the value of IR(pound)660,504 from Apion NI Ltd. During the 4 months prior to acquisition but after the last Aldiscon statutory accounts the value of these services was IR(pound)633,467. Paul Tierney (finance director of Logica Aldiscon) is a non-executive director of Apion NI Ltd.

   During the year the group purchased information technology services and product licences from its associate, Logicasiel SpA, to the value of (pound)21,000 (1997: (pound)4,000). At 30 June 1998 (pound)6,000
   (1997:(pound)4,000) was payable in respect of purchases.

   During the year the group sold information technology services and product licences to Logicasiel SpA to the value of (pound)227,000
   (1997:(pound)135,000). At 30 June 1998 (pound)92,000 (1997: (pound)200,000)
   was receivable in respect of sales.

   All transactions between the group and its associate, Logicasiel SpA, have been at arms' length.

29 POST BALANCE SHEET EVENTS

   The acquisition of the Quaestor retail banking solutions product suite and certain other assets from the Synectics group was completed on 13 August 1998. Following the acquisition the employment contracts of the development team (approximately 75 staff) were assigned to Logica. The initial consideration, which was funded out of cash, was (pound)8.0 million. Further consideration up to a maximum of (pound)22.0 million may be payable dependent on the future profitability of the business. At the date of acquisition the estimated value of the net assets acquired was (pound)0.3 million.


30 PRINCIPAL OPERATING SUBSIDIARY UNDERTAKINGS


   Logica UK Limited (England)                              Delog Conseil SA (France)*
   Ayrlink Limited (England) *                              Logica Svenska AB (Sweden) *
   Aldiscon Limited (Ireland)                               Logica s.r.o. (Czech Republic)*
   Aldiscon Inc (USA) *                                     Logica Inc (USA) *
   Logica SA (France) *                                     Logica International Private Limited (India) *
   Logica S.a.r.l (Luxembourg) *                            PT Logica (Indonesia) *
   Logica BV (Netherlands) *                                Logica Pty Limited (Australia)*
   Logica GmbH (Germany) *                                  Logica New Zealand Limited (New Zealand)*
   Logica Consulting AG (Switzerland)*                      Logica (Malaysia) Sdn Bhd (Malaysia) *
   Logica SA/NV (Belgium) *                                 Logica Pte Limited (Singapore) *.
   Administra-CIM/Hardi SA (Belgium)*                       Logica Limited (Hong Kong) *
   Hardi SA/NV (Belgium) *


   All subsidiaries are wholly owned and all subsidiaries, except Aldiscon Limited, principally operate in their country of incorporation.

   * The shareholdings in these companies are held by a wholly owned subsidiary of the parent undertaking.



31 ASSOCIATED UNDERTAKING
   Logicasiel SpA (Italy) is owned 55% by a subsidiary of Finsiel SpA and 45% by Logica which holds 613,642 ordinary shares of 1,000 lire each. Logicasiel SpA principally operates in its country of incorporation.

Five Year Record
----------------

                                                         1998             1997             1996             1995             1994
                                                  (pound)'000      (pound)'000      (pound)'000      (pound)'000      (pound)'000
CONSOLIDATED TURNOVER                                 472,957          338,465          284,810          250,135          209,952

Profit on ordinary activities before interest *        40,358           28,167           24,101           19,803           13,154
Interest - group and associates *                       1,467              (19)             609              507              389
                                                 ---------------------------------------------------------------------------------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION          41,825           28,148           24,710           20,310           13,543
                                                 ---------------------------------------------------------------------------------
Profit on ordinary activities after taxation           29,971           19,333           16,580           13,150            8,485
Shareholders' funds                                    82,875           63,237           70,340           56,401           48,932
EARNINGS PER SHARE **                                    42.3p            30.3p            26.4p            21.2p            13.7p
Dividends per share (net)                               11.75p            9.40p            7.80p            6.25p            5.00p
Staff numbers at year end ***                           6,383            5,098            3,801            3,816            3,387
                                                 ---------------------------------------------------------------------------------

* Profit on ordinary activities before interest and Interest - group and associates for the years ended 30 June 1994, 1995, 1996 and 1997 have been restated in accordance with FRS9 Associates and Joint Ventures.

** Earning per share for the years ended 30 June 1994, 1995, 1996 and 1997 have been adjusted to take account of the bonus element of the rights issue that took place on 22 August 1997.

*** Staff numbers include staff employed by the associate.

                              ACCOUNTING POLICIES
                              -------------------

1    Basis of accounting

     The accounts are prepared under the historical cost convention and in accordance with the Companies Act 1985 and applicable UK accounting standards applied consistently throughout the year.

2    Basis of consolidation

     The financial statements include the accounts of Logica plc and all its subsidiary and associated undertakings. The results of companies or businesses acquired or disposed of during the year are dealt with from the date of acquisition or to date of disposal.

     The results of associated undertakings are equity accounted for and calculated from the latest available audited accounts, adjusted to incorporate periods not covered by audited accounts.

3    Turnover

     Turnover represents the value of work done for clients including attributable profit and after adjusting for all foreseeable future losses but excluding local sales taxes.

     Turnover from the sale of software products to customers is recognised on the following basis:

     40% on the receipt of order from the customer
     40% on delivery to the customer
     20% on final customer acceptance.

4    Recognition of profits

     Profit on contracts for the supply of professional services at pre-determined rates is taken as and when the work is billed, irrespective of the duration of the contract.

     Profit is taken on fixed price contracts while the contract is in progress, having regard to the proportion of the total contract which has been completed at the balance sheet date. Provision is made for all foreseeable future losses.

5    Amounts recoverable on contracts

     Amounts recoverable on contracts represent turnover which has not yet been invoiced to clients. Such amounts are separately disclosed within Debtors.

     The valuation of amounts recoverable on fixed price contracts is adjusted to take up profit to date or foreseeable losses in accordance with the accounting policy for recognition of profits.

     Other amounts recoverable on contracts are valued at the lower of cost or estimated net realisable value.

     Cost comprises:

     - professional amounts recoverable valued at the cost of salaries and associated payroll expenses of employees engaged on assignments and a proportion of attributable overheads


     - unbilled expenses incurred and equipment purchased for clients in connection with specific contracts.

6    Research and development

     Research costs are written off in the year in which they are incurred unless they are to be reimbursed by third parties. Development costs are also written off in the year in which they are incurred unless they are to be reimbursed by third parties.

7    Depreciation

     Depreciation is provided at rates calculated to write down the cost of tangible fixed assets over their estimated useful lives on a straight line basis. The annual rates of depreciation used are as follows:

     Leaseholds            equally over life of lease
     Office equipment      10%
     Computer equipment    25%
     Motor cars            25%
     Plant                 20%

8    Foreign currency transactions

     Transactions in foreign currencies are translated at the rate of exchange on the date of the transaction or, if hedged, at the rate of exchange under the related forward exchange contract. Assets and liabilities in foreign currencies are translated at the year end rate of exchange or, if hedged, at the forward contract rate. The exchange differences are taken to the profit and loss account.

     The results of overseas subsidiaries and associated undertakings are translated into sterling at average rates for the year. The net assets of overseas subsidiary undertakings and related foreign currency debt financing those assets together with investments in overseas associated undertakings are translated at year end exchange rates. The exchange differences are taken to reserves and reported in the statement of total recognised gains and losses.

9    Interest rate transactions

     Interest rate swap receipts and payments are accrued so as to match the net income or cost with the related finance expense. No amounts are recognised in respect of future periods.

10   Non-pension post-employment benefits

     The cost of providing post-employment benefits, other than pensions, is charged to the profit and loss account so as to spread the regular cost over the service lives of employees.

11   Deferred taxation

     Provision is made for deferred taxation to take account of timing differences between the treatment of certain items for accounts purposes and their treatment for tax purposes. The provision is maintained to the extent that the timing differences are expected, with reasonable probability, to reverse in the foreseeable future.

12   Leases

     Assets financed by leasing agreements that give rights approximating to ownership are treated as if they had been purchased outright. The amount capitalised is the present value of the minimum lease payments payable during the lease term. The corresponding leasing commitments are shown as obligations to the lessor. Lease payments are treated as consisting of capital and interest elements and the interest is charged to the profit and loss account on a constant periodic rate of charge basis.

     Operating lease rentals are charged to the profit and loss account on a straight line basis over the life of the lease.

13   Goodwill

     Goodwill, being the difference between the cost of businesses acquired and the fair value of their separable net assets, is offset against reserves as it arises.

AUDITOR'S REPORT TO THE SHAREHOLDERS OF LOGICA PLC

We have audited the financial statements on pages 26 to 44 (including the additional disclosures on pages 22 to 23 relating to the remuneration of the directors specified for our review by the London Stock Exchange) which have been prepared under the historical cost convention and the accounting policies set out on page 44.

Respective responsibilities of directors and auditors

As described on page 24 the company's directors are responsible for the preparation of financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

Basis of opinion

We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion

In our opinion, the financial statements give a true and fair view of the state of affairs of the company and the group at 30 June 1997 and of the profit and cash flow of the group for the year then ended and have been properly prepared in accordance with the Companies Act 1985.


Price Waterhouse
Chartered Accountants and Registered Auditors
Southwark Towers, 32 London Bridge Street
London  SE1 9SY                                                8 September 1997

--------------------------------------------------------------------------------------------------------------------------------
Consolidated Profit and Loss Account
--------------------------------------------------------------------------------------------------------------------------------

     For Year Ended 30 June                                                                         1997                   1996
                                                                           Note              (pound)'000            (pound)'000

     ---------------------------------------------------------------------------------------------------------------------------
     Consolidated turnover - continuing operations                          1                    311,457                284,810
                           - acquisition                                    1                     27,008                      0
     ---------------------------------------------------------------------------------------------------------------------------
     Total consolidated turnover                                            1                    338,465                284,810
     ---------------------------------------------------------------------------------------------------------------------------

     ---------------------------------------------------------------------------------------------------------------------------
     Operating profit - continuing operations                               1                     26,699                 23,638
                      - acquisition                                         1                        970                      0
     ---------------------------------------------------------------------------------------------------------------------------
     Operating profit                                                       2                     27,669                 23,638

     Share of profits of associated undertakings                            2                        513                    524

     ---------------------------------------------------------------------------------------------------------------------------
     Profit on ordinary activities before interest                                                28,182                 24,162

     Interest                                                               5                        (34)                   548

     ---------------------------------------------------------------------------------------------------------------------------
     Profit on ordinary activities before taxation                                                28,148                 24,710

     Taxation on ordinary activities                                        6                     (8,815)                (8,130)
     ---------------------------------------------------------------------------------------------------------------------------

     Profit on ordinary activities after taxation                                                 19,333                 16,580

     Dividends paid and proposed                                            7                     (5,848)                (4,820)

     ---------------------------------------------------------------------------------------------------------------------------
     Retained profit for the year                                           21                    13,485                 11,760
     ---------------------------------------------------------------------------------------------------------------------------


     Earnings per share                                                     9                       31.0p                  27.1p

     Dividends per share                                                    7                        9.4p                   7.8p

--------------------------------------------------------------------------------------------------------------------------------
Statement of Total Recognised Gains and Losses
--------------------------------------------------------------------------------------------------------------------------------

     For Year Ended 30 June
                                                                                                    1997                   1996
                                                                           Note              (pound)'000            (pound)'000
     Profit attributable to shareholders                                    21                    19,333                 16,580

     Currency translation differences                                       21                    (1,821)                  (389)

     ---------------------------------------------------------------------------------------------------------------------------
     Total recognised gains and losses                                                            17,512                 16,191
     ---------------------------------------------------------------------------------------------------------------------------

     All gains and losses recognised above are based on historical costs and arise from continuing operations.

---------------------------------------------------------------------------------------------------------------------------
            Consolidated Balance Sheet
---------------------------------------------------------------------------------------------------------------------------

At 30 June                                                                             1997                            1996
                                                  Note                          (pound)'000                     (pound)'000

Fixed assets
Tangible assets                                    10                 24,429                         22,677
Investments                                        11                  8,008                          8,033
----------------------------------------------------------------------------------------------------------------------------
                                                                                     32,437                          30,710

Current assets
Debtors                                            13                 98,909                         77,174
Cash at bank and in hand                           23                 23,557                         20,105
------------------------------------------------------------------------------------------------------------
                                                                     122,466                         97,279
------------------------------------------------------------------------------------------------------------

Creditors-amounts falling due within one year
Borrowings                                         14                 (4,240)                           (10)
Other creditors                                    15                (76,000)                       (56,130)
------------------------------------------------------------------------------------------------------------
                                                                     (80,240)                       (56,140)
------------------------------------------------------------------------------------------------------------

Net current assets                                                                   42,226                          41,139
----------------------------------------------------------------------------------------------------------------------------

Total assets less current liabilities                                                74,663                          71,849

Creditors- amounts falling due after
more than one year
Borrowings                                         14                               (10,978)                              0
Other creditors                                    16                                   (52)                           (463)

Provisions for liabilities and charges             17                                  (396)                         (1,046)

----------------------------------------------------------------------------------------------------------------------------
Net assets                                                                           63,237                          70,340
----------------------------------------------------------------------------------------------------------------------------

Capital and reserves
Share capital                                      20                                 6,393                           6,332
Share premium account                              21                                16,402                          14,977
Special reserve                                    21                                   158                             143
Other reserves                                     21                                 2,510                           2,666
Profit and loss account                            21                                37,774                          46,222

----------------------------------------------------------------------------------------------------------------------------
Shareholders' funds-equity                                                           63,237                          70,340
----------------------------------------------------------------------------------------------------------------------------

Dr M P Read
A F Given

Directors
8 September 1997

-----------------------------------------------------------------------------------------------------------------------
Consolidated Cash Flow Statement
-----------------------------------------------------------------------------------------------------------------------


    For Year ended 30 June                                           Note                 1997                     1996
                                                                                   (pound)'000              (pound)'000

    Net cash inflow from operating activities                         22                27,541                   20,065
    --------------------------------------------------------------------------------------------------------------------

    Returns on investments and servicing of finance
    Interest received                                                                      427                      645
    Interest paid                                                                         (461)                     (92)
    Interest element of finance lease rental payments                                        0                       (5)
    Dividends received from associated undertakings                   11                    83                      455

    --------------------------------------------------------------------------------------------------------------------
    Net cash inflow from returns on investments
       and servicing of finance                                                             49                    1,003
    --------------------------------------------------------------------------------------------------------------------

    Taxation
    United Kingdom corporation tax paid                                                 (5,602)                  (4,524)
    Overseas tax paid                                                                   (2,663)                  (1,490)

    --------------------------------------------------------------------------------------------------------------------
    Tax paid                                                                            (8,265)                  (6,014)
    --------------------------------------------------------------------------------------------------------------------

    Capital expenditure and financial investment
    Purchase of tangible assets                                                         (8,241)                  (8,277)
    Sale of tangible assets                                                                  0                       11
    Purchase of own shares by ESOP Trust                              11                  (661)                  (2,619)
    Sale of own shares by ESOP Trust                                  11                   559                      674

    --------------------------------------------------------------------------------------------------------------------
    Net cash outflow for capital expenditure and
    financial investment                                                                (8,343)                 (10,211)
    --------------------------------------------------------------------------------------------------------------------

    Acquisitions and disposals
    Purchase of subsidiary undertaking                                                 (19,541)                       0
    Net overdrafts acquired with subsidiary                                               (156)                       0
    Sale of associated undertaking                                                           0                      380

    --------------------------------------------------------------------------------------------------------------------
    Net cash (outflow)/inflow for acquisitions and disposals                           (19,697)                     380
    --------------------------------------------------------------------------------------------------------------------

    Equity dividends paid                                                               (5,193)                  (4,580)
    --------------------------------------------------------------------------------------------------------------------

    Net cash (outflow)/inflow before use of liquid resources
    and financing                                                                      (13,908)                     643
    --------------------------------------------------------------------------------------------------------------------

    Management of liquid resources
    Cash placed on deposit                                                                   0                   (1,478)
    Cash withdrawn from deposit                                                          1,796                        0
    --------------------------------------------------------------------------------------------------------------------
    Net cash inflow from management of liquid resources                                  1,796                   (1,478)
    --------------------------------------------------------------------------------------------------------------------

    Financing
    Shares issued (net of expenses)                                                      1,486                    2,568
    New bank loans drawdown                                                             19,097                        0
    Repayment of new bank loans                                                         (1,750)                       0
    Capital element of finance lease rental payments                                         0                        0

    --------------------------------------------------------------------------------------------------------------------
    Net cash inflow from financing                                                      18,833                    2,568
    --------------------------------------------------------------------------------------------------------------------

    Increase in cash in the period                                    23                 6,721                    1,733
    --------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              Company Balance Sheet
--------------------------------------------------------------------------------

At 30 June                                                                           1997                            1996
                                                  Note                        (pound)'000                     (pound)'000
Fixed assets                  -  Investments       11                              48,390                          49,429

Current assets
Debtors                                            13                5,798                            852
Cash at bank and in hand                                                29                          4,901
--------------------------------------------------------------------------------------------------------------------------

Creditors-amounts falling                                            5,827                          5,753
   due within one year
Other creditors                                    15               (5,072)                        (7,169)
--------------------------------------------------------------------------------------------------------------------------

Net current assets/(liabilities)                                                      755                          (1,416)
--------------------------------------------------------------------------------------------------------------------------

Total assets less current liabilities                                              49,145                          48,013
--------------------------------------------------------------------------------------------------------------------------

Capital and reserves
Share capital                                      20                               6,393                           6,332
Share premium account                              21                              16,402                          14,977
Special reserve                                    21                              23,261                          23,261
Profit and loss account                            21                               3,089                           3,443
--------------------------------------------------------------------------------------------------------------------------

Shareholders' funds-equity                                                         49,145                          48,013
--------------------------------------------------------------------------------------------------------------------------

Dr M P Read
A F Given
Directors
8 September 1997

             --------------------------------------------------------
                        Notes to the Financial Statements
             --------------------------------------------------------


1 SEGMENTAL INFORMATION

  a) Geographic areas - analysis by location of operations

                                                      Total turnover                 Inter-segment              External turnover
                                                                                        turnover
                                                       1997          1996          1997          1996            1997         1996
                                                (pound)'000   (pound)'000   (pound)'000   (pound)'000     (pound)'000  (pound)'000
  United Kingdom                                    182,347       168,672        (1,244)       (5,384)        181,103      163,288
  Continental Europe - excluding acquisition         76,022        63,899        (5,114)       (2,403)         70,908       61,496
  Acquisition                                        27,418             0          (410)            0          27,008            0
  ---------------------------------------------------------------------------------------------------------------------------------
  Continental Europe - including acquisition        103,440        63,899        (5,524)       (2,403)         97,916       61,496
  North America                                      37,770        38,616        (2,281)       (1,051)         35,489       37,565
  Asia Pacific/Middle East                           24,354        22,536          (397)          (75)         23,957       22,461
  ---------------------------------------------------------------------------------------------------------------------------------
  Total consolidated turnover                       347,911       293,723        (9,446)       (8,913)        338,465      284,810
  ---------------------------------------------------------------------------------------------------------------------------------
  ---------------------------------------------------------------------------------------------------------------------------------
  Total consolidated turnover                       347,911       293,723        (9,446)       (8,913)        338,465      284,810
  Less: acquisition                                 (27,418)            0           410             0         (27,008)           0
  ---------------------------------------------------------------------------------------------------------------------------------
  Consolidated turnover - continuing operations     320,493       293,723        (9,036)       (8,913)        311,457      284,810
  ---------------------------------------------------------------------------------------------------------------------------------
                                                                                                            Profit before taxation
                                                                                                                 1997         1996
                                                                                                          (pound)'000  (pound)'000

  United Kingdom                                                                                               17,456       15,922
  Continental Europe - excluding acquisition                                                                    5,954        5,874
  Acquisition                                                                                                     970            0
  ---------------------------------------------------------------------------------------------------------------------------------
  Continental Europe - including acquisition                                                                    6,924        5,874
  North America                                                                                                 2,408        1,254
  Asia Pacific/Middle East                                                                                        881          588
  ---------------------------------------------------------------------------------------------------------------------------------
  Operating profit                                                                                             27,669       23,638
  Share of profits of associated undertakings                                                                     513          524
  ---------------------------------------------------------------------------------------------------------------------------------
  Profit on ordinary activities before interest                                                                28,182       24,162
  Net interest                                                                                                    (34)         548
  ---------------------------------------------------------------------------------------------------------------------------------
  Profit on ordinary activities before taxation                                                                28,148       24,710
  ---------------------------------------------------------------------------------------------------------------------------------

  ---------------------------------------------------------------------------------------------------------------------------------
  Operating profit                                                                                             27,669       23,638
  Less: acquisition                                                                                              (970)           0
  ---------------------------------------------------------------------------------------------------------------------------------
  Operating profit - continuing operations                                                                     26,699       23,638
  ---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   Net assets

                                                                                                                 1997         1996
                                                                                                          (pound)'000  (pound)'000
  United Kingdom                                                                                               42,898       37,440
  Continental Europe                                                                                           10,437       10,056
  North America                                                                                                 5,872        5,538
  Asia Pacific/Middle East                                                                                       (675)         191
  ---------------------------------------------------------------------------------------------------------------------------------
                                                                                                               58,532       53,225
  Cash less bank borrowings                                                                                     8,340       20,095
  Dividends proposed                                                                                           (3,635)      (2,980)
  ---------------------------------------------------------------------------------------------------------------------------------
  Net assets                                                                                                   63,237       70,340
  ---------------------------------------------------------------------------------------------------------------------------------

  b) Geographic markets - analysis by location of client                                                         External turnover
                                                                                                                 1997         1996
                                                                                                          (pound)'000  (pound)'000
  United Kingdom                                                                                              152,553      135,742
  Continental Europe - excluding aquisition                                                                    84,315       79,312
  Acquisition                                                                                                  27,008            0
  ---------------------------------------------------------------------------------------------------------------------------------
  Continental Europe - including aquisition                                                                   111,323       79,312
  North America                                                                                                34,549       35,920
  Asia Pacific/Middle East                                                                                     40,040       33,836
  ---------------------------------------------------------------------------------------------------------------------------------
  Total consolidated turnover                                                                                 338,465      284,810
  ---------------------------------------------------------------------------------------------------------------------------------

  External turnover and profit before taxation for each geographic area exclude any contribution from associated undertakings.

  In the opinion of the directors the group operated only one class of business throughout the year, that of the provision of information technology services.

           --------------------------------------------------------
                        Notes to the Financial Statements
           --------------------------------------------------------

                                                                                          1997              1996
2 OPERATING PROFIT                                                             Note     (pound)'000       (pound)'000
  --------------------------------------------------------------------------------------------------------------------
  Consolidated Turnover                                                                     338,465           284,810
  --------------------------------------------------------------------------------------------------------------------
  Materials and other external charges                                                       63,813            52,124
  Staff costs                                                                     3         168,644           142,231
  Depreciation                                                                   10           6,537             5,465
  Loss/(profit) on disposal of fixed assets                                                     114              (307)
  Auditors' remuneration and expenses - group                                                   266               241
  Auditors' remuneration and expenses - company                                                  42                41
  Fees paid to auditors' for non-audit related work (UK)                                        135               108
  Fees paid to auditors' for non-audit related work (Overseas)                                  145               163
  Hire of plant and machinery                                                                 5,285             1,998
  Operating lease rentals                                                                     8,421            11,522
  Other operating charges                                                                    58,029            47,586
  Own work capitalised                                                                         (635)                0
  --------------------------------------------------------------------------------------------------------------------
  Operating Costs                                                                           310,796           261,172
  --------------------------------------------------------------------------------------------------------------------

  Operating profit                                                                           27,669            23,638
  Share of profits of associated undertakings                                                   513               524
  --------------------------------------------------------------------------------------------------------------------
  Profit on ordinary activities before interest                                              28,182            24,162
  --------------------------------------------------------------------------------------------------------------------

3 STAFF

  Staff numbers                                                                1997                              1996
  --------------------------------------------------------------------------------------------------------------------
  Average staff numbers employed during the year were based as follows:

  United Kingdom                                                              2,291                             2,304
  Continental Europe                                                          1,396                               667
  North America                                                                 403                               455
  Asia Pacific/Middle East                                                      216                               188
  --------------------------------------------------------------------------------------------------------------------
  Total excluding associated undertakings                                     4,306                             3,614
  --------------------------------------------------------------------------------------------------------------------
  Total staff numbers at 30 June                                              4,901                             3,623
  --------------------------------------------------------------------------------------------------------------------

  The average number of staff employed worldwide during the year, including associated undertakings, was 4,490 compared with 3,795 in 1996.

  Staff costs                                                           (pound)'000                       (pound)'000
  Wages and salaries                                                        145,387                           125,376
  Social security costs                                                      17,202                            11,416
  Other pension costs                                                         6,055                             5,439
  --------------------------------------------------------------------------------------------------------------------
                                                                            168,644                           142,231
  --------------------------------------------------------------------------------------------------------------------

  There are voluntary pension schemes in the UK, The Netherlands, Belgium, Hong Kong and Australia, all of which are defined contribution schemes. The defined contributions, consisting of a fixed percentage of salary and voluntary contributions, are charged to the profit and loss account in the period to which they relate.

  There are no unfunded liabilities in these schemes.

4 DIRECTORS

  Directors emoluments and interests are included within the report of the remuneration committee on pages 21 to 24.

            ------------------------------------------------------
                        Notes to the Financial Statements
            ------------------------------------------------------

                                                                                   1997                           1996
5 INTEREST                                                                  (pound)'000                    (pound)'000
  Interest receivable                                                               427                            645
  Interest payable and other financing costs                                       (461)                           (97)
  ---------------------------------------------------------------------------------------------------------------------
                                                                                    (34)                           548
  ---------------------------------------------------------------------------------------------------------------------


                                                                                   1997                           1996
6 TAXATION                                                                  (pound)'000                    (pound)'000
  United Kingdom taxation
  Corporation tax at the rate of 32.5% (1996: 33%)                                6,830                          6,368
  Double taxation relief                                                           (646)                          (475)
  Deferred taxation                                                                (360)                          (380)
  ---------------------------------------------------------------------------------------------------------------------
                                                                                  5,824                          5,513
  ---------------------------------------------------------------------------------------------------------------------
  Overseas taxation
  Overseas taxes                                                                  2,839                          2,450
  Deferred taxation                                                                (101)                           117
  ---------------------------------------------------------------------------------------------------------------------
                                                                                  2,738                          2,567
  ---------------------------------------------------------------------------------------------------------------------

  Associated undertakings                                                           253                             50
  ---------------------------------------------------------------------------------------------------------------------
  Tax on profit on ordinary activities                                            8,815                          8,130
  ---------------------------------------------------------------------------------------------------------------------
  There are substantial unutilised tax losses which may be available for relief against profits of certain subsidiary undertakings in future years.


7 DIVIDENDS PAID AND PROPOSED                                                      1997                           1996
                                                                            (pound)'000                    (pound)'000

  Interim dividend of 3.6p (1996 - 3.0p)                                          2,213                          1,840
  Final dividend of 5.8p (1996 - 4.8p)                                            3,635                          2,980
  ---------------------------------------------------------------------------------------------------------------------
  Total dividend                                                                  5,848                          4,820
  ---------------------------------------------------------------------------------------------------------------------


8 PROFIT ATTRIBUTABLE TO MEMBERS OF THE
  HOLDING COMPANY                                                                  1997                           1996
                                                                            (pound)'000                    (pound)'000

  ---------------------------------------------------------------------------------------------------------------------
  Dealt with in the accounts of the Company                                       5,494                          4,916
  ---------------------------------------------------------------------------------------------------------------------

  As permitted under Section 230(1) of the Companies Act 1985, the Company has not presented its own profit and loss account.


9 EARNINGS PER SHARE

  Earnings per share of 31.0p are based on the profit after tax of (pound)19,333,000 and on a weighted average of 62,301,511 shares. Last year's earnings per share of 27.1p were based on the profit after tax of (pound)16,580,000 and on a weighted average of 61,263,881 shares.

            ---------------------------------------------------------
                        Notes to the Financial Statements
            ---------------------------------------------------------

10 TANGIBLE ASSETS                                      Freehold        Short                  Equipment             Total
                                                           Land and        Leaseholds          and Plant
                                                          Buildings
                                                        (pound)'000       (pound)'000        (pound)'000       (pound)'000
   Cost
      1 July 1996                                             3,940             9,796             41,288            55,024
      Translation differences                                   (22)             (372)            (2,269)           (2,663)
      Acquisition of businesses                                   0                 0              1,842             1,842
      Additions                                                  15             1,507              6,320             7,842
      Own work capitalised                                        0                 0                635               635
      Disposals                                                   0              (810)            (2,552)           (3,362)

   ------------------------------------------------------------------------------------------------------------------------
      30 June 1997                                            3,933            10,121             45,264            59,318
   ------------------------------------------------------------------------------------------------------------------------

   Depreciation
      1 July 1996                                               497             4,557             27,293            32,347
      Translation differences                                    (1)             (257)            (1,420)           (1,678)
      Acquisition of businesses                                   0                 0              1,039             1,039
      Provided                                                   35               685              5,817             6,537
      Released on disposals                                       0              (793)            (2,563)           (3,356)

   ------------------------------------------------------------------------------------------------------------------------
      30 June 1997                                              531             4,192             30,166            34,889
   ------------------------------------------------------------------------------------------------------------------------

   Net book value at 30 June 1997                             3,402             5,929             15,098            24,429
   ------------------------------------------------------------------------------------------------------------------------


   Net book value at 30 June 1996                             3,443             5,239             13,995            22,677
   ------------------------------------------------------------------------------------------------------------------------

11 INVESTMENTS


   GROUP                                         Associated undertaking
                                         -----------------------------------------
                                              Shares       Retained         Total          Trade     Own shares           Total
                                             at cost        Profits                  Investments         (ESOP)
                                         (pound)'000    (pound)'000   (pound)'000    (pound)'000    (pound)'000     (pound)'000
   1 July 1996                                   906          1,054         1,960            476          5,597           8,033
   Translation differences                         0           (227)         (227)            (9)           (68)           (304)
   Additions                                       0              0             0              0            661             661
   Disposals                                       0              0             0              0           (559)           (559)
   Dividends received                              0            (83)          (83)             0              0             (83)
   Share of retained profit for the year           0            260           260              0              0             260
   -----------------------------------------------------------------------------------------------------------------------------
   30 June 1997                                  906          1,004         1,910            467          5,631           8,008
   -----------------------------------------------------------------------------------------------------------------------------

   All investments are unlisted.

   The group accounts for its advance to the Employee Share Ownership Plan Trust as a fixed asset investment. The Logica Employee Share Ownership Plan Trust is a discretionary trust which was established in September 1990 for the benefit of Logica staff. It has an independent, professional trustee (Mourant & Co Trustees Limited) and is currently financed by advances from the group. Costs of administering the Employee Share Ownership Plan Trust are charged to the profit and loss account as they occur. The trust purchases the company's shares in the market, for use in connection with the company's all-employee and discretionary share option schemes, and long-term bonus scheme. At 30 June 1997 the Employee Share Ownership Plan Trust owned 1,252,441 shares (1996:1,406,057 shares). Of this shareholding 848,597 shares (1996: 1,008,886 shares) are under option to employees, and 403,844 shares (1996: 397,171 shares) are held as a hedge for the long term bonus scheme. The Trustee has agreed under the Trust Deed dated 26 September 1990 to waive, at the company's discretion, all rights to any future dividends which may be payable on any shares in the company held in the trust, save 0.01p per share. Such waivers of dividends payable during the year ended 30 June 1997 amounted to (pound)111,614 (1996:(pound)106,183).


   COMPANY                                       Subsidiary undertakings
                                         -------------------------------------     Associated     Own shares
                                             Shares        Loans        Total     undertaking         (ESOP)          Total
                                        (pound)'000  (pound)'000  (pound)'000     (pound)'000    (pound)'000    (pound)'000
   COST
   1 July 1996                               14,245       35,527        49,772            906          5,200         55,878
   Additions                                      0            0             0              0            328            328
   Disposals                                      0            0             0              0           (461)          (461)
   Transfers                                      0            0             0           (906)             0           (906)
   -------------------------------------------------------------------------------------------------------------------------
   30 June 1997                              14,245       35,527        49,772              0          5,067         54,839
   -------------------------------------------------------------------------------------------------------------------------
   PROVISIONS
      at 1 July 1996 and 30 June 1997          (787)      (5,662)       (6,449)             0              0         (6,449)
   -------------------------------------------------------------------------------------------------------------------------

   -------------------------------------------------------------------------------------------------------------------------
   Net book value at 30 June 1997            13,458       29,865        43,323              0          5,067         48,390
   -------------------------------------------------------------------------------------------------------------------------

   -------------------------------------------------------------------------------------------------------------------------
   Net book value at 30 June 1996            13,458       29,865        43,323            906          5,200         49,429
   -------------------------------------------------------------------------------------------------------------------------

                -------------------------------------------------
                        Notes to the Financial Statements
                -------------------------------------------------

                                                                             1997                   1996
12 CAPITAL COMMITMENTS                                                (pound)'000            (pound)'000
   Capital expenditure contracted for but not provided                        270                    833

                                                                             1997                   1996
13 DEBTORS                                                            (pound)'000            (pound)'000
   Group
   Trade debtors                                                           58,886                 43,124
   Amounts owed by associated undertaking                                     266                    381
   Other debtors                                                            4,296                  2,357
   Prepayments and accrued income                                           6,297                  5,740
   Amounts recoverable on contracts                                        25,400                 24,661
   Deferred taxation (See note 18)                                          1,145                    782
   Taxation recoverable                                                       185                     72
   Advance corporation tax                                                  2,434                     57
   ------------------------------------------------------------------------------------------------------
                                                                           98,909                 77,174
   ------------------------------------------------------------------------------------------------------

   Company
   Amounts owed by subsidiary undertakings                                  4,303                      0
   Other debtors                                                              586                    795
   Advance corporation tax                                                    909                     57
   ------------------------------------------------------------------------------------------------------
                                                                            5,798                    852
   ------------------------------------------------------------------------------------------------------
                                                                             1997                   1996
                                                                      (pound)'000            (pound)'000
14 BORROWINGS
   Overdrafts                                                                  18                     10
   Bank loans                                                              15,200                      0
   ------------------------------------------------------------------------------------------------------
                                                                           15,218                     10
   ------------------------------------------------------------------------------------------------------

   Analysis of repayment

   Within one year:
     Overdrafts                                                                18                     10
     Bank loans                                                             4,222                      0
                                                                  ----------------        ---------------
                                                                            4,240                     10
                                                                  ----------------        ---------------

   Between one and two years:
     Bank loans                                                             6,756                      0
                                                                  ----------------        ---------------

   Between two and five years:
     Bank loans                                                             4,222                      0
                                                                  ----------------        ---------------

   Bank loans at 30 June 1997 consist of loans denominated in French francs at a fixed interest rate of 4.25%.

               ---------------------------------------------------
                        Notes to the Financial Statements
               ---------------------------------------------------

                                                                               1997                  1996
15 OTHER CREDITORS                                                      (pound)'000           (pound)'000
   Amounts falling due within one year:
   Group
   Payments received on account                                               7,904                 5,568
   Trade creditors                                                           11,491                11,172
   Accruals and other creditors                                              25,239                18,902
   Amounts owed to associated undertaking                                         0                     1
   Taxation and other state creditors                                        25,297                16,285
   Advance corporation tax                                                    2,434                 1,222
   Dividends proposed                                                         3,635                 2,980
   -------------------------------------------------------------------------------------------------------
                                                                             76,000                56,130
   -------------------------------------------------------------------------------------------------------

   Company
   Amounts owed to subsidiary undertakings                                        0                 2,884
   Accruals and other creditors                                                 528                 1,305
   Advance corporation tax                                                      909                     0
   Dividends proposed                                                         3,635                 2,980
   -------------------------------------------------------------------------------------------------------
                                                                              5,072                 7,169
   -------------------------------------------------------------------------------------------------------
                                                                               1997                  1996
16 OTHER CREDITORS                                                      (pound)'000           (pound)'000
   Amounts falling due after more than one year :
   Other creditors                                                               52                   463
   -------------------------------------------------------------------------------------------------------
                                                                               1997                  1996
17 PROVISIONS FOR LIABILITIES AND CHARGES                               (pound)'000           (pound)'000
   Post-retirement benefits                                                     396                 1,046
   -------------------------------------------------------------------------------------------------------

   The movement in the provision comprises amounts paid of (pound)22,000
   (1996: (pound)142,000), net adjustments in respect of ex-employees who died during the year of (pound)nil (1996: (pound)72,000), a release of (pound)554,000 (1996: (pound)241,000) in respect of premiums not payable due to the better than expected performance from underlying investments, a transfer to other creditors:amounts falling due within one year of (pound)22,000, less (pound)nil (1996: (pound)24,000) charged to the profit and loss account in respect of current employees and beneficiaries who left the group during the year and a favourable exchange movement of (pound)52,000 (1996: unfavourable movement of (pound)25,000).

18 DEFERRED TAXATION
   Full provision is made in the accounts for deferred taxation
    as follows:                                                                1997                  1996
                                                                        (pound)'000           (pound)'000
   Accelerated capital allowances                                              (187)                  (21)
   Other short term timing differences                                         (958)                 (761)
   -------------------------------------------------------------------------------------------------------
                                                                             (1,145)                 (782)
   -------------------------------------------------------------------------------------------------------

   1 July                                                                      (782)                 (514)
   Translation differences                                                       (2)                   (5)
   Transfer                                                                     100                     0
   (Release) in respect of current year                                        (461)                 (263)
   -------------------------------------------------------------------------------------------------------
   30 June                                                                   (1,145)                 (782)
   -------------------------------------------------------------------------------------------------------

   The deferred taxation asset is included in note 13.

      --------------------------------------------------------------------
                        Notes to the Financial Statements
      --------------------------------------------------------------------

19 OTHER FINANCIAL COMMITMENTS

   At 30 June 1997 there were annual commitments under operating leases as follows:
                                                             1997                                 1996
                                               --------------------------------     --------------------------------
                                                      Land and           Other             Land and           Other
                                                     Buildings                            Buildings
                                                   (pound)'000     (pound)'000          (pound)'000     (pound)'000

   Expiring within one year                              1,247           1,237                1,152           1,477
   Expiring in the second to fifth years                 2,745           4,310                2,568           4,921
   Expiring after five years                             4,485                                5,969               0
   -----------------------------------------------------------------------------------------------------------------
                                                         8,477           5,547                9,689           6,398
   -----------------------------------------------------------------------------------------------------------------

20 CALLED UP SHARE CAPITAL                                                1997                                 1996
                                                                   (pound)'000                          (pound)'000
   Authorised share capital
   80,000,000 Ordinary Shares of 10p each                                8,000                                8,000

   Called up share capital
   63,930,753 Ordinary Shares of 10p each                                6,393                                6,332

   During the year 614,490 shares were issued
   under share option schemes as follows:
                                                                      Exercise                               Number
                                                                  price (pence                            Exercised
                                                       Granted      per share)

                                                          1986             206                               10,000
                                                          1986             207                                3,478
                                                          1987             275                                2,000
                                                          1987             310                               14,000
                                                          1988             240                               22,000
                                                          1988             382                               11,000
                                                          1989             326                                9,000
                                                          1990             166                               22,585
                                                          1990             295                               68,500
                                                          1991             200                              179,060
                                                          1992             153                                8,005
                                                          1992             169                               35,000
                                                          1992             186                                1,500
                                                          1993             212                                1,000
                                                          1993             252                               97,000
                                                          1993             256                                6,212
                                                          1993             279                               21,500
                                                          1994             284                               79,500
                                                          1994             296                               23,000
                                                          1995             424                                  150

                                               ---------------------------------------------------------------------
                                                                                                            614,490
                                               ---------------------------------------------------------------------

   During the year 1,308,110 options were granted over both unissued and existing shares under employee share option schemes at prices ranging from 617p to 943p and exercisable from 1997 to 2007. Options granted under SAYE schemes were granted at a 20% discount to market price. Discretionary options were granted at market price. Of the options granted during the year 9,000 options granted at 755p, 802,500 options granted at 890p and 44,000 granted at 943p only become exercisable if the growth in the company's earnings per share over any three year period has exceeded the growth in the Retail Prices Index over that period by an average of at least 7 per cent per annum.

   At 30 June 1997 there were 3,322,285 options which had been granted under employee share option schemes at prices ranging from 153p to 943p and exercisable between 1997 and 2007.


21 SHAREHOLDERS' FUNDS
                                                 Share         Share       Special           Other          Profit
                                               Capital       premium       reserve        reserves        and loss
                                                             account                                       account           Total
                                           (pound)'000   (pound)'000   (pound)'000     (pound)'000     (pound)'000     (pound)'000
                                          -----------------------------------------------------------------------------------------
   Group
   1 July 1996                                   6,332        14,977           143           2,666          46,222          70,340
   Exchange difference                               0             0            15            (156)         (1,680)         (1,821)
   Issue of share capital                           61             0             0               0               0              61
   Share premium account                             0         1,425             0               0               0           1,425
   Profit attributable to shareholders               0             0             0               0          19,333          19,333
   Dividends paid and proposed                       0             0             0               0          (5,848)         (5,848)
   Goodwill on acquisition (see Note 25)             0             0             0               0         (20,253)        (20,253)
   --------------------------------------------------------------------------------------------------------------------------------
   30 June 1997                                  6,393        16,402           158           2,510          37,774          63,237
   --------------------------------------------------------------------------------------------------------------------------------

   Company
   1 July 1996                                   6,332        14,977        23,261               0           3,443          48,013
   Issue of share capital                           61             0             0               0               0              61
   Share premium account                             0         1,425             0               0               0           1,425
   Profit attributable to shareholders               0             0             0               0           5,494           5,494
   Dividends paid and proposed                       0             0             0               0          (5,848)         (5,848)
   --------------------------------------------------------------------------------------------------------------------------------
   30 June 1997                                  6,393        16,402        23,261               0           3,089          49,145
   --------------------------------------------------------------------------------------------------------------------------------

   The cumulative amount of goodwill written off to reserves since 1 July 1990 amounts to (pound)29,343,000 (1996: (pound)9,090,000).

           --------------------------------------------------------
                        Notes to the Financial Statements
           --------------------------------------------------------


22 RECONCILIATION OF OPERATING PROFIT TO
   NET CASH INFLOW FROM OPERATING ACTIVITIES
                                                                                                                1997         1996
                                                                                                         (pound)'000  (pound)'000

   Operating profit                                                                                           27,669       23,638

   Add: Depreciation and loss on disposal of fixed assets                                                      6,651        5,533

   Less: Profit on disposal of associated undertaking/trade investment                                             0         (375)

   Debtors - (increase)/decrease                                                                             (11,699)     (14,624)

   Creditors - (decrease)/increase                                                                             4,920        5,893

   -------------------------------------------------------------------------------------------------------------------------------
   Net cash inflow from operating activities                                                                  27,541       20,065
   -------------------------------------------------------------------------------------------------------------------------------

23 ANALYSIS OF NET FUNDS

                                                    Balance at                                                         Balance at
                                                        1 July    Cash inflow/ Acquisition    Exchange        Other        30 June
                                                          1996      (outflow)               Differences      Changes         1997
                                                   (pound)'000    (pound)'000  (pound)'000  (pound)'000  (pound)'000  (pound)'000
   Net cash:
   Cash at bank and in hand                             20,105          4,784          13        (1,345)                   23,557
   Less: deposits treated as liquid resources           (3,796)         1,796                                              (2,000)
                                                  --------------------------------------------------------------------------------
                                                        16,309          6,580          13        (1,345)                   21,557
   Bank overdrafts                                         (10)           141        (169)           20                       (18)
                                                  --------------------------------------------------------------------------------
                                                        16,299          6,721        (156)       (1,325)                   21,539
                                                  --------------------------------------------------------------------------------
   Liquid resources:
   Deposits included in cash                             3,796         (1,796)                                              2,000
                                                  --------------------------------------------------------------------------------
   Debt:
   Debt falling due within one year                          0                                                (4,222)      (4,222)
   Debt falling due after one year                           0        (17,347)                    2,147        4,222      (10,978)
                                                  --------------------------------------------------------------------------------
                                                             0        (17,347)          0         2,147            0      (15,200)
                                                  --------------------------------------------------------------------------------
   -------------------------------------------------------------------------------------------------------------------------------
   Net funds                                            20,095        (12,422)       (156)          822            0        8,339
   -------------------------------------------------------------------------------------------------------------------------------

24 RECONCILIATION OF NET CASH FLOW TO MOVEMENT
   IN NET FUNDS
                                                                                                                1997         1996
                                                                                                         (pound)'000  (pound)'000
   Increase in net cash in the period                                                                          6,721        1,733
   Cash (inflow)/outflow from (decrease)/increase in liquid resources                                         (1,796)       1,478
   Cash inflow from increase in debt                                                                         (17,347)           0

   Change in net debt resulting from cash flows                                                              (12,422)       3,211

   Cash and overdrafts acquired with subsidiary                                                                 (156)           0
   Translation differences                                                                                       822         (149)

   -------------------------------------------------------------------------------------------------------------------------------
   Movement in net funds in the period                                                                       (11,756)       3,062

   Net funds at 1 July 1996                                                                                   20,095       17,033
   -------------------------------------------------------------------------------------------------------------------------------
   Net funds at 30 June 1997                                                                                   8,339       20,095
   -------------------------------------------------------------------------------------------------------------------------------

                ------------------------------------------------
                        Notes to the Financial Statements
                ------------------------------------------------



25 ACQUISITION

   On 4 December 1996 Logica acquired Axime Ingenierie SA, a company registered in France, Axime Luxembourg Sarl and assets of the Belgian subsidiary of Groupe Axime SA from Groupe Axime SA for a total consideration of (pound)19,697,000. The acquisitions of Axime Ingenierie SA and Axime Luxembourg Sarl have been accounted for under the acquisition method of accounting.

   The loss after taxation of Axime Ingenierie SA in the period from 1 July 1996 to 4 December 1996 was (pound)276,000. In the financial year ended 30 June 1996 the loss after taxation was (pound)141,000.

   The fair value to the group is shown below:


                                       Book value of                   Revaluation               Fair value to
                                     assets acquired                   adjustments                    the group
                                         (pound)'000                   (pound)'000                  (pound)'000
   Tangible fixed assets                         803                                                        803
   Work in progress                            1,579   (a)                   (325)                        1,254
   Debtors                                    12,091                          (60)                       12,031
   Cash at bank and in hand                     (156)                                                      (156)
   Creditors                                 (14,083)  (b)                   (405)                      (14,488)

   --------------------------------------------------------------------------------------------------------------
   Net assets acquired                           234                         (790)                         (556)
   --------------------------------------------------------------------------------

   Goodwill                                                                                              20,253
                                                                                                 ----------------
                                                                                                         19,697
                                                                                                 ----------------

   --------------------------------------------------------------------------------------------------------------
   Satisfied by:
   Cash                                                                                                  19,697
   --------------------------------------------------------------------------------------------------------------

   The main adjustments are:

   a) Revaluation of work in progress following a technical assessment of project risks.

   b) Provisions to cover specific tax and social security exposures together with a general provision for exposures not covered in the warranty clause in the acquisition agreement.

   Movements on fair value provision

   An amount of (pound)235,000 has been released unused since the difficulties identified with certain projects have been reduced as a result of employing Logica project management skills. An amount of (pound)75,000 has been used to cover losses incurred on contracts which were identified at the time of the acquisition.

   The subsidiary companies acquired during the year contributed
   (pound)1,746,000 to the group net operating cash flows, paid (pound)2,000 in respect of net returns on investments and servicing of finance, paid (pound)nil in respect of taxation and utilised (pound)277,000 for capital expenditure.

   The tax charge for the year has benefitted from the use of (pound)499,000 of tax losses in Axime Ingenierie at the date of acquisition.

   The names of Axime Ingenierie SA and Axime Luxembourg Sarl have been changed to Logica SA and Logica Sarl respectively.

26 CONTINGENT LIABILITIES

   Subsidiary undertakings have provided indemnities to their bankers in support of performance bonds and guarantees amounting to (pound)7,406,000 (1996 - (pound)9,627,000). The company provides certain guarantees for its subsidiary undertakings in the normal course of business.

   The company is aware of the following claims which involve legal proceedings against the group.

   i) A claim against Logica Inc, and Logica plc as guarantor, by SDF Inc. The claim arises out of Logica Inc's purchase of certain assets of SDF Inc, formerly known as Precision Software Inc, in May 1994. SDF Inc is claiming entitlement to additional earn-out payments, related damages and legal costs. The claim is being vigorously defended and a trial has been scheduled for January 1998.

   ii) A claim against Logica UK Limited in respect of a systems integration project undertaken for the National Rivers Authority, which has since been subsumed into the Environment Agency. The Environment Agency (acting on behalf of the National Rivers Authority) is alleging breach of contract and misrepresentation (including fraudulent misrepresentation and deceit) and is claiming entitlement to repayment of monies advanced and damages. These allegations are being vigorously defended and Logica has lodged a counterclaim, claiming damages due to wrongful contract termination. A trial has been scheduled for January 1998.

   iii) Logica UK Limited has taken action against the Oslo Bors (the local Stock Exchange in Oslo) for the wrongful rescission of a system supply contract, claiming entitlement to remuneration for additional work performed under the contract, payment of an unpaid invoice and damages. The Oslo Bors has counterclaimed against Logica UK Limited for breach of contract, seeking to recover monies advanced under the contract and damages; this counterclaim is being vigorously defended. A trial has been scheduled for January 1998.

   The Directors are of the opinion, having regard to legal advice received, the Group's insurance arrangements and provisions held, that it is unlikely that these matters will have a significant effect on the Group's financial position, results of operations or liquidity.

---------------------------------------------------------------------
   Notes to the Financial Statements
---------------------------------------------------------------------

27 RELATED PARTY TRANSACTIONS

   During the year the group purchased information technology services and product licences from an associate undertaking, Logicasiel SpA, a company registered in Italy, to the value of (pound)4,000 (1996: (pound)28,000). At 30 June 1997 (pound)4,000 (1996: (pound)nil) was payable in respect of purchases.

   During the year the group sold information technology services and product licences to Logicasiel SpA to the value of (pound)135,000
   (1996: (pound)173,000). At 30 June 1997 (pound)200,000 (1996: (pound)215,000)
   was receivable in respect of sales.

   All transactions between the group and its associate undertaking, Logicasiel SpA, have been at arms' length.

28 POST BALANCE SHEET EVENT

   Acquisition of Aldiscon Limited

   On 1 August 1997 Logica acquired 97.92 per cent of the issued ordinary share capital of Aldiscon Limited, a company registered in Ireland, for approximately IR(pound)51.3 million (approximately (pound)46.0 million), of which approximately IR(pound)28.8 million was payable in cash with the balance being satisfied by the issue of loan notes. Prior to 30 June 1999, Logica will also acquire, through the exercise of an option, the outstanding
   2.08 per cent for further consideration of approximately IR(pound)1.1 million. In addition, deferred consideration of IR(pound)4.5 million may be payable over a three year period if Aldiscon meets an agreed performance criterion in the 15 month period ending 30 June 1998.

   To finance the acquisition of Aldiscon, Logica raised approximately (pound)52.5 million, net of expenses, by way of a 1-for-7 rights issue at 605p per new ordinary share. The rights issue proceeds were applied principally to repay short-term borrowings that were incurred for the acquisition and to secure the bank guarantee and ultimate repayment of the loan notes issued to some of the vendors of Aldiscon.

   Aldiscon is engaged primarily in the development and sale of advanced network systems and services to wireless telecommunications carriers worldwide. Since its foundation in 1988, Aldiscon has become a leader in providing Short Message Service Centres ("SMSCs") to digital wireless operators worldwide, with over 140 live sites in the Americas, Europe and the Asia Pacific region which support the relevant GSM, PCS, CDMA and Japanese technology standards. In addition, Aldiscon has capabilities in intelligent networks and roaming to support the digital cellular industry.

   In the year to 31 March 1997, Aldiscon recorded turnover of IR(pound)30.1 million (1996: IR(pound)16.6 million) which resulted in operating profits of IR(pound)3.6 million (1996: IR(pound)1.8 million). As at 31 March, 1997 the consolidated net assets of Aldiscon were IR(pound)9.5 million which included cash balances of IR(pound)3.7 million.

   Aldiscon trades under the name Logica Aldiscon.

29 PRINCIPAL OPERATING SUBSIDIARY UNDERTAKINGS

   Logica UK Limited (England)
   Aldiscon Limited (Ireland)
   Logica SA (France)*
   Logica Sarl (Luxembourg)*
   Logica BV (Netherlands)*
   Logica GmbH (Germany)*
   Logica Consulting AG (Switzerland)*
   Logica SA (Belgium)*
   Logica Svenska AB (Sweden)*
   Logica s.r.o. (Czech Republic)*
   Logica Inc (USA)*
   Logica Pty Limited (Australia)*
   Logica New Zealand Limited (New Zealand)*
   Logica Limited (Hong Kong)*
   Logica (Malaysia) Sdn Bhd (Malaysia)*
   Logica Pte Limited (Singapore)*

   All subsidiaries are wholly owned, except Logica Aldiscon which is 97.92% owned, and all subsidiaries principally operate in their country of incorporation.
 * The shareholdings in these companies are held by a wholly owned subsidiary of the parent undertaking.

30 ASSOCIATED UNDERTAKING

   Logicasiel SpA (Italy) is owned 55% by Data Management SpA and 45% by Logica, which holds 613,642 ordinary shares of 1,000 lire each. Logicasiel SpA (Italy) principally operates in its country of incorporation.

                              ACCOUNTING POLICIES
                              -------------------


1    BASIS OF ACCOUNTING

     The accounts are prepared under the historical cost convention and in accordance with the Companies Act 1985 and applicable UK accounting standards applied consistently throughout the year.

2    BASIS OF CONSOLIDATION

     The financial statements include the accounts of Logica plc and all its subsidiary and associated undertakings. The results of companies or businesses acquired or disposed during the year are dealt with from the date of acquisition or to the date of disposal.

     The results of associated undertakings are calculated from the latest available audited accounts adjusted to incorporate periods not covered by audited accounts.

3    TURNOVER

     Turnover represents the value of work done for clients including attributable profit and after adjusting for all foreseeable future losses but excluding local sales taxes.

4    RECOGNITION OF PROFITS

     Profit on contracts for the supply of professional services at pre-determined rates is taken as and when the work is billed, irrespective of the duration of the contract.

     Profit is taken on fixed price contracts while the contract is in progress, having regard to the proportion of the total contract which has been completed at the balance sheet date. Provision is made for all foreseeable future losses.

5    AMOUNTS RECOVERABLE ON CONTRACTS

     Amounts recoverable on contracts represent turnover which has not yet been invoiced to clients. Such amounts are separately disclosed within Debtors.

     The valuation of amounts recoverable on fixed price contracts is adjusted to take up profit to date or foreseeable losses in accordance with the accounting policy for recognition of profits.

     Other amounts recoverable on contracts are valued at the lower of cost or estimated net realisable value.

     Cost comprises:

     - professional amounts recoverable valued at the cost of salaries and associated payroll expenses of employees engaged on assignments and a proportion of attributable overheads


     - unbilled expenses incurred and equipment purchased for clients in connection with specific contracts.

6    RESEARCH AND DEVELOPMENT

     Research costs are written off in the year in which they are incurred unless they are to be reimbursed by third parties. Development costs are also written off in the year in which they are incurred unless they are to be reimbursed by third parties or result in the production of an identifiable, saleable product.

7    DEPRECIATION

     Depreciation is provided at rates calculated to write down the cost of tangible fixed assets over their estimated useful lives on a straight-line basis. The annual rates of depreciation used are as follows:

     Leaseholds            equally over life of lease
     Office equipment      10%
     Computer equipment    25%
     Motor cars            25%
     Plant                 20%

8    FOREIGN CURRENCY TRANSACTIONS

     Transactions in foreign currencies are translated at the rate of exchange on the date of the transaction or, if hedged, at the rate of exchange under the related forward exchange contract. Assets and liabilities in foreign currencies are translated at the year end rate of exchange or, if hedged, at the forward contract rate. The exchange differences are taken to the profit and loss account.

     The results of overseas subsidiary and associated undertakings are translated into sterling at average rates for the year. The net assets of overseas subsidiary undertakings and related foreign currency debt financing those assets, together with investments in overseas associated undertakings, are translated at year end exchange rates. The exchange differences are taken to reserves and reported in the statement of total recognised gains and losses.

9    NON-PENSION POST-EMPLOYMENT BENEFITS

     The cost of providing post-employment benefits, other than pensions, is charged to the profit and loss account so as to spread the regular cost over the service lives of employees.

10   DEFERRED TAXATION

     Provision is made for deferred taxation to take account of timing differences between the treatment of certain items for accounts purposes and their treatment for tax purposes. The provision is maintained to the extent that the timing differences are expected, with reasonable probability, to reverse in the foreseeable future.

11   LEASES

     Assets financed by leasing agreements that give rights approximately to ownership are treated as if they had been purchased outright. The amount capitalised is the present value of the minimum lease payments payable during the lease term. The corresponding leasing commitments are shown as obligations to the lessor. Lease payments are treated as consisting of capital and interest elements and the interest is charged to the profit and loss account on a constant periodic rate of charge basis.

     Operating lease rentals are charged to the profit and loss account on a straight line basis over the life of the lease.

12   GOODWILL

     Goodwill, being the difference between the cost of businesses acquired and the fair value of their separable net assets, is offset against reserves as it arises.

AUDITOR'S REPORT TO THE SHAREHOLDERS OF LOGICA PLC

We have audited the financial statements on pages 34 to 48 (including the additional disclosures on pages 29 to 32 relating to the remuneration of the directors specified for our review by the London Stock Exchange) which have been prepared under the historical cost convention and the accounting policies set out on pages 47 to 48.

Respective Responsibilities of directors and auditors

As described on page 32 the company's directors are responsible for the preparation of financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

Basis of opinion

We conducted our audit in accordance with auditing standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the group's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion

In our opinion, the financial statements give a true and fair view of the state of affairs of the company and the group at 30 June 1996 and of the profit and cash flows of the group for the year then ended and have been properly prepared in accordance with the Companies Act 1985.


Price Waterhouse
Chartered Accountants and
Registered Auditors
London                                                        11 September 1996

------------------------------------------------------------------------------------------------------------------------------
Consolidated Profit and Loss Account
------------------------------------------------------------------------------------------------------------------------------


      For Year Ended 30 June                                                                 1996                        1995
                                                                 Note                 (pound)'000                 (pound)'000
      ------------------------------------------------------------------------------------------------------------------------
      Consolidated turnover                                        1                      284,810                     250,135
      ------------------------------------------------------------------------------------------------------------------------

      Operating profit                                             2                       23,638                      19,405

      Share of profits of associated undertakings                  2                          524                         429

      ------------------------------------------------------------------------------------------------------------------------
      Profit on ordinary activities before interest                                        24,162                      19,834

      Interest                                                     5                          548                         476

      ------------------------------------------------------------------------------------------------------------------------
      Profit on ordinary activities before taxation                                        24,710                      20,310

      Taxation on ordinary activities                              6                       (8,130)                     (7,160)
      ------------------------------------------------------------------------------------------------------------------------

      Profit on ordinary activities after taxation                                         16,580                      13,150

      Dividends paid and proposed                                  7                       (4,820)                     (3,800)

      ------------------------------------------------------------------------------------------------------------------------
      Retained profit for the year                                20                       11,760                       9,350
      ------------------------------------------------------------------------------------------------------------------------


      Earnings per share                                           9                         27.1p                       21.7p

      Dividends per share                                          7                          7.8p                        6.25p


------------------------------------------------------------------------------------------------------------------------------
Statement of Total Recognised Gains and Losses
------------------------------------------------------------------------------------------------------------------------------

      For Year Ended 30 June
                                                                                             1996                        1995
                                                                 Note                 (pound)'000                 (pound)'000
      Profit attributable to shareholders                         20                       16,580                      13,150

      Currency translation differences arising on
         foreign currency net investments                         20                         (389)                        923

      ------------------------------------------------------------------------------------------------------------------------
      Total recognised gains and losses                                                    16,191                      14,073
      ------------------------------------------------------------------------------------------------------------------------

     All gains and losses recognised above are based on historical costs and arise from continuing operations.

---------------------------------------------------------------------------------------------------------------------------------
                                                    Consolidated Balance Sheet
---------------------------------------------------------------------------------------------------------------------------------

At 30 June                                                                                  1996                            1995
                                                       Note                          (pound)'000                     (pound)'000

Fixed assets
Tangible assets                                         10                 22,677                         19,940
Investments                                             11                  8,033                          6,046
---------------------------------------------------------------------------------------------------------------------------------
                                                                                          30,710                          25,986


Current assets
Debtors                                                 13                 77,174                         62,624
Cash at bank and in hand                                22                 20,105                         18,317
-----------------------------------------------------------------------------------------------------------------
                                                                           97,279                         80,941
-----------------------------------------------------------------------------------------------------------------


Creditors-amounts falling due within one year
Bank loans and overdrafts                               22                    (10)                        (1,284)
Other                                                   14                (56,130)                       (47,362)
-----------------------------------------------------------------------------------------------------------------
                                                                          (56,140)                       (48,646)
-----------------------------------------------------------------------------------------------------------------


Net current assets                                                                        41,139                          32,295
---------------------------------------------------------------------------------------------------------------------------------

Total assets less current liabilities                                                     71,849                          58,281

Creditors- amounts falling due after                    15                                  (463)                           (428)
more than one year
Provisions for liabilities and charges                  16                                (1,046)                         (1,452)

---------------------------------------------------------------------------------------------------------------------------------
Net assets                                                                                70,340                          56,401
---------------------------------------------------------------------------------------------------------------------------------


Capital and reserves
Share capital                                           19                                 6,332                           6,219
Share premium account                                   20                                14,977                          12,522
Special reserve                                         20                                   143                             143
Other reserves                                          20                                 2,666                           2,946
Profit and loss account                                 20                                46,222                          34,571

---------------------------------------------------------------------------------------------------------------------------------
Shareholders' funds-equity                                                                70,340                          56,401
---------------------------------------------------------------------------------------------------------------------------------



Dr M P Read
A F Given


Directors
11 September 1996

---------------------------------------------------------------------------------------------------------------------
Consolidated Cash Flow Statement
----------------------------------------------------------------------------------------------------------------------

  For Year ended 30 June                                           Note                 1996                     1995
                                                                                 (pound)'000              (pound)'000

  Net cash inflow from operating activities                         21                20,065                   16,918


  Returns on investments and servicing of finance
  Interest received                                                                      645                      693
  Interest paid                                                                          (92)                    (191)
  Interest element of finance lease rental payments                                       (5)                     (26)
  Dividends received from associated undertakings                   11                   455                      172
  Dividends paid to shareholders                                                      (4,580)                  (3,246)


                                                                              ---------------        -----------------
  Net cash outflow from returns on investments                                        (3,577)                  (2,598)
     and servicing of finance                                                 ---------------        -----------------



  Taxation
    United Kingdom corporation tax paid                                               (4,524)                  (2,724)
    Overseas tax paid                                                                 (1,490)                  (2,134)

                                                                              ---------------        -----------------
  Tax paid                                                                            (6,014)                  (4,858)
                                                                              ---------------        -----------------


  Investing activities
  Purchase of tangible assets                                                         (8,277)                  (6,263)
  Purchase of investments                                           11                     0                     (120)
  Purchase of business undertakings                                                        0                   (2,617)
  Purchase of own shares by ESOP Trust                              11                (2,619)                  (1,221)
  Sale of tangible assets                                                                 11                       82
  Sale of investments                                                                    380                      286
  Sale of own shares by ESOP Trust                                  11                   674                      473

                                                                              ---------------        -----------------
  Net cash (outflow) from investing activities                                        (9,831)                  (9,380)
                                                                              ---------------        -----------------



  Net cash inflow before financing                                                       643                       82
                                                                              ===============        =================


  Financing
  Shares issued (net of expenses)                                                      2,568                      998
  Capital element of finance lease rental payments                                         0                      (74)

                                                                              ---------------        -----------------
  Net cash inflow from financing                                                       2,568                      924

  Increase in cash and cash equivalents                             22                 3,211                    1,006
                                                                              ===============        =================

---------------------------------------------------
              Company Balance Sheet
---------------------------------------------------


At 30 June                                                             1996                            1995
                                        Note                    (pound)'000                     (pound)'000
Fixed assets      -  Investments         11                          49,429                          47,515

Current assets
Debtors                                  13              852                          1,299
Cash at bank and in hand                               4,901                              2
------------------------------------------------------------------------------------------------------------
                                                       5,753                          1,301
Creditors-amounts falling
   due within one year                   14           (7,169)                        (3,467)
------------------------------------------------------------------------------------------------------------

Net current assets                                                   (1,416)                         (2,166)
------------------------------------------------------------------------------------------------------------

Net assets                                                           48,013                          45,349
------------------------------------------------------------------------------------------------------------

Capital and reserves
Share capital                            19                           6,332                           6,219
Share premium account                    20                          14,977                          12,522
Special reserve                          20                          23,261                          23,261
Profit and loss account                  20                           3,443                           3,347
------------------------------------------------------------------------------------------------------------

Shareholders' funds-equity                                           48,013                          45,349
------------------------------------------------------------------------------------------------------------

Dr MP Read
A F Given
Directors
11 September 1996

    -------------------------------------------------------------------------
                        Notes to the Financial Statements
    -------------------------------------------------------------------------

 1 SEGMENTAL INFORMATION

   a) Geographic areas - analysis by location of operations

                                                            Total turnover            Inter-segment               External turnover
                                                                                         turnover
                                                         1996         1995         1996           1995             1996        1995
                                                   pound)'000  (pound)'000  (pound)'000    (pound)'000      (pound)'000 (pound)'000
   United Kingdom                                     168,672      152,826       (5,384)        (5,253)         163,288     147,573
   Continental Europe                                  63,899       47,993       (2,403)        (2,590)          61,496      45,403
   North America                                       38,616       42,374       (1,051)        (3,367)          37,565      39,007
   Asia Pacific and Middle East                        22,536       18,383          (75)          (231)          22,461      18,152
   ---------------------------------------------------------------------------------------------------------------------------------
   Consolidated turnover                              293,723      261,576       (8,913)       (11,441)         284,810     250,135
   ---------------------------------------------------------------------------------------------------------------------------------

                                                                                   Net assets                Profit before taxation
                                                                                   1996           1995             1996        1995
                                                                            (pound)'000    (pound)'000      (pound)'000 (pound)'000

   United Kingdom                                                                37,440         34,323           15,922      13,798
   Continental Europe                                                            10,056          6,177            5,874       4,662
   North America                                                                  5,538          2,812            1,254         647
   Asia Pacific and Middle East                                                     191         (1,204)             588         298
   --------------------------------------------------------------------------------------------------------------------------------
                                                                                 53,225         42,108           23,638      19,405
   Share of profits of associated undertakings                                    -              -                  524         429
   --------------------------------------------------------------------------------------------------------------------------------
   Total segment                                                                 53,225         42,108           24,162      19,834
   Cash less bank borrowings / net interest                                      20,095         17,033              548         476
   Dividends proposed                                                            (2,980)        (2,740)               -           -
   --------------------------------------------------------------------------------------------------------------------------------
   Net assets  /  profit before taxation                                         70,340         56,401           24,710      20,310
   --------------------------------------------------------------------------------------------------------------------------------


   b) Geographic markets - analysis by location of client                                                         External turnover
                                                                                                                  1996         1995
                                                                                                           (pound)'000  (pound)'000
   United Kingdom                                                                                              135,742      124,175
   Continental Europe                                                                                           79,312       65,202
   North America                                                                                                35,920       35,452
   Asia Pacific and Middle East                                                                                 33,836       25,306
   ---------------------------------------------------------------------------------------------------------------------------------
   Consolidated turnover                                                                                       284,810      250,135
   ---------------------------------------------------------------------------------------------------------------------------------

   External turnover and operating profit for each geographical area exclude any contribution from associated undertakings.

   In the opinion of the directors the group operated only one class of business throughout the year, that of the provision of information technology services.

                                                                                                          1996              1995
 2 OPERATING PROFIT                                                                   Note         (pound)'000       (pound)'000
   ------------------------------------------------------------------------------------------------------------------------------
   Consolidated Turnover                                                                               284,810           250,135
   ------------------------------------------------------------------------------------------------------------------------------

   Materials and other external charges                                                                 52,124            48,335
   Staff costs                                                                           3             142,231           127,362
   Depreciation                                                                         10               5,465             4,595
   (Profit) on disposal of fixed assets                                                                   (307)             (232)
   Auditors' remuneration and expenses                                                                     282               262
   Fees paid to auditors' for non - audit related work (UK)                                                108               112
   Fees paid to auditors' for non - audit related work (Overseas)                                          163                94
   Hire of plant and machinery                                                                           1,998             1,417
   Operating lease rentals                                                                              11,522            11,692
   Other operating charges                                                                              47,586            37,093

   ------------------------------------------------------------------------------------------------------------------------------
   Operating Costs                                                                                     261,172           230,730
   ------------------------------------------------------------------------------------------------------------------------------
   Operating profit                                                                                     23,638            19,405
   Share of profits of associated undertakings                                                             524               429
   ------------------------------------------------------------------------------------------------------------------------------
   Profit on ordinary activities before interest                                                        24,162            19,834
   ------------------------------------------------------------------------------------------------------------------------------

             -------------------------------------------------------
                        Notes to the Financial Statements
             -------------------------------------------------------

3 STAFF
                                                                               1996                  1995
  Staff numbers
  Average staff numbers employed during the year were based as follows:
  United Kingdom                                                              2,304                 2,101
  Continental Europe                                                            667                   546
  North America                                                                 455                   538
  Asia Pacific and Middle East                                                  188                   173
  --------------------------------------------------------------------------------------------------------
  Total                                                                       3,614                 3,358
  --------------------------------------------------------------------------------------------------------
  Total staff numbers at 30 June                                              3,623                 3,472

   The average number of staff employed worldwide during the year, including associated undertakings, was 3,795 compared with 3,688 in 1995.
  Staff costs                                                           (pound)'000           (pound)'000
  Wages and salaries                                                        125,376               111,670
  Social security costs                                                      11,416                11,056
  Other pension costs                                                         5,439                 4,636
  --------------------------------------------------------------------------------------------------------
                                                                            142,231               127,362
  --------------------------------------------------------------------------------------------------------

   There are voluntary pension schemes in the UK, Netherlands, Belgium, Hong Kong and Australia, all of which are defined contribution schemes. The defined contributions, consisting of a fixed percentage of salary and voluntary contributions, are charged to the profit and loss account in the period to which they relate. There are no unfunded liabilities in these schemes.

4 DIRECTORS

   Directors emoluments and interests are included within the report of the remuneration committee on pages 29 to 32.

           -----------------------------------------------------------
                        Notes to the Financial Statements
           -----------------------------------------------------------

                                                                                  1996                   1995
5 INTEREST                                                                 (pound)'000            (pound)'000
  Interest receivable                                                              645                    693
  Interest payable and other financing costs                                       (97)                  (217)
  ------------------------------------------------------------------------------------------------------------
                                                                                   548                    476
  ------------------------------------------------------------------------------------------------------------
                                                                                  1996                   1995
6 TAXATION                                                                 (pound)'000            (pound)'000
  United Kingdom taxation
  Corporation tax (at the rate of 33%)                                           6,368                  5,586
  Double taxation relief                                                          (475)                  (425)
  Deferred taxation                                                               (380)                  (305)
  ------------------------------------------------------------------------------------------------------------
                                                                                 5,513                  4,856
  ------------------------------------------------------------------------------------------------------------
  Overseas taxation
  Overseas taxes                                                                 2,450                  2,157
  Deferred taxation                                                                117                    (11)
  ------------------------------------------------------------------------------------------------------------
                                                                                 2,567                  2,146
  ------------------------------------------------------------------------------------------------------------

  Associated undertakings                                                           50                    158
  ------------------------------------------------------------------------------------------------------------
  Taxation on ordinary activities                                                8,130                  7,160
  ------------------------------------------------------------------------------------------------------------

   There are substantial unutilised tax losses which may be available for relief against profits of certain subsidiary undertakings in future years.


7 DIVIDENDS PAID AND PROPOSED                                                     1996                   1995
                                                                           (pound)'000            (pound)'000
  Interim dividend of 3p (1995 - 1.75p)                                          1,840                  1,060
  Final dividend of 4.8p (1995 - 4.50p)                                          2,980                  2,740
  ------------------------------------------------------------------------------------------------------------
  Total dividend                                                                 4,820                  3,800
  ------------------------------------------------------------------------------------------------------------

8 PROFIT ATTRIBUTABLE TO MEMBERS OF THE                                            1996                  1995
  HOLDING COMPANY                                                           (pound)'000           (pound)'000
  Dealt with in the accounts of the Company                                       4,916                 3,002

   As permitted under Section 230(1) of the Companies Act 1985, the Company has not presented its own profit and loss account.

9 EARNINGS PER SHARE

   Earnings per share of 27.1p are based on the profit after tax of (pound)16,580,000 and on a weighted average of 61,263,881 shares. Last year's earnings per share of 21.7p were based on the profit after tax of (pound)13,150,000 and on a weighted average of 60,571,831 shares.

                 ----------------------------------------------
                        Notes to the Financial Statements
                 ----------------------------------------------

10 TANGIBLE ASSETS                                 Freehold         Short               Equipment            Total
                                                     Land and       Leaseholds          and Plant
                                                    Buildings
                                                  (pound)'000      (pound)'000        (pound)'000      (pound)'000
   Cost
      1 July 1995                                       3,836            9,922             36,497           50,255
      Translation differences                               8              (36)                18              (10)
      Additions                                            96              902              7,279            8,277
      Disposals                                             0             (992)            (2,506)          (3,498)

   ----------------------------------------------------------------------------------------------------------------
      30 June 1996                                      3,940            9,796             41,288           55,024
   ----------------------------------------------------------------------------------------------------------------

   Depreciation
      1 July 1995                                         456            5,007             24,852           30,315
      Translation differences                               0              (31)                17              (14)
      Provided                                             41              573              4,851            5,465
      Released on disposals                                 0             (992)            (2,427)          (3,419)

   ----------------------------------------------------------------------------------------------------------------
      30 June 1996                                        497            4,557             27,293           32,347
   ----------------------------------------------------------------------------------------------------------------

   Net book value at 30 June 1996                       3,443            5,239             13,995           22,677
   ----------------------------------------------------------------------------------------------------------------


   Net book value at 30 June 1995                       3,380            4,915             11,645           19,940
   ----------------------------------------------------------------------------------------------------------------


11 INVESTMENTS


   GROUP                                             Associated Undertakings
                                            ----------------------------------------
                                                 Shares       Retained         Total           Trade    Own shares          Total
                                                at cost        Profits                   Investments        (ESOP)
                                            (pound)'000    (pound)'000   (pound)'000     (pound)'000   (pound)'000    (pound)'000
   1 July 1995                                      911            980         1,891             476         3,679          6,046
   Translation differences                            0             55            55               0           (27)            28
   Additions                                          0              0             0               0         2,619          2,619
   Disposals                                         (5)             0            (5)              0          (674)          (679)
   Dividends received                                 0           (455)         (455)              0             0           (455)
   Share of retained profit for the year              0            474           474               0             0            474
   -------------------------------------------------------------------------------------------------------------------------------
   30 June 1996                                     906          1,054         1,960             476         5,597          8,033
   -------------------------------------------------------------------------------------------------------------------------------

   All investments are unlisted.

   The group accounts for its advance to the Employee Share Ownership Plan Trust as a fixed asset investment. The Logica Employee Share Ownership Plan Trust is a discretionary trust which was established in September 1990 for the benefit of Logica staff. It has an independent, professional trustee (Mourant & Co Trustees Limited) and is currently financed by advances from the group. Costs of administering the Employee Share Ownership Plan Trust are charged to the profit and loss account as they occur. The trust purchases the company's shares in the market, for use in connection with the group's all employee and discretionary share option schemes, and share related bonus scheme.
   At 30 June 1996 the Employee Share Ownership Plan Trust owned 1,406,057 shares (1995:1,382,918 shares). Of this shareholding 1,008,886 shares (1995:
   743,951 shares) are under option to employees, and 397,171 shares (1995:
   617,500 shares) are held as a hedge for the share related bonus scheme. The Trustee has agreed under the Trust Deed dated 26 September 1990 to waive, at the company's discretion, all rights to any future dividends which may be payable on any shares in the company held in the trust, save 0.01p per share. Such waivers of dividends payable during the year ended 30 June 1996 amounted to (pound)106,183 (1995:(pound)68,881).


   COMPANY                                       Subsidiary undertakings
                                          ------------------------------------     Associated     Own shares
                                               Shares        Loans       Total    Undertakings         (ESOP)          Total
                                          (pound)'000  (pound)'000 (pound)'000     (pound)'000    (pound)'000    (pound)'000
   COST
   1 July 1995                                 14,245       35,527      49,772            911        3,281            53,964
   Additions                                        0            0           0              0        2,390             2,390
   Disposals                                        0            0           0             (5)        (471)             (476)
   --------------------------------------------------------------------------------------------------------------------------
   30 June 1996                                14,245       35,527      49,772            906        5,200            55,878
   --------------------------------------------------------------------------------------------------------------------------
   PROVISIONS
      at 1 July 1995 and 30 June 1996            (787)      (5,662)     (6,449)             0            0            (6,449)
   --------------------------------------------------------------------------------------------------------------------------

   --------------------------------------------------------------------------------------------------------------------------
   Net book value at 30 June 1996              13,458       29,865      43,323            906        5,200            49,429
   --------------------------------------------------------------------------------------------------------------------------

   --------------------------------------------------------------------------------------------------------------------------
   Net book value at 30 June 1995              13,458       29,865      43,323            911        3,281            47,515
   --------------------------------------------------------------------------------------------------------------------------

                  ---------------------------------------------
                        Notes to the Financial Statements
                  ---------------------------------------------

                                                                    1996                   1995
12 CAPITAL COMMITMENTS                                       (pound)'000            (pound)'000
   Capital expenditure authorised and contracted                     833                  1,022
   Capital expenditure authorised but not contracted                 398                    415
13 DEBTORS                                                          1996                   1995
   Group                                                     (pound)'000            (pound)'000
   Trade debtors                                                  43,124                 37,904
   Amounts owed by associated undertakings                           381                    440
   Other debtors                                                   2,357                  1,575
   Prepayments and accrued income                                  5,740                  5,699
   Amounts recoverable on contracts                               24,661                 16,422
   Deferred taxation (See note 17)                                   782                    514
   Taxation recoverable                                               72                     20
   Advance corporation tax                                            57                     50
   ---------------------------------------------------------------------------------------------
                                                                  77,174                 62,624
   ---------------------------------------------------------------------------------------------


   Company
   Amounts owed by subsidiary undertakings                             0                    486
   Other debtors                                                     795                    763
   Advance corporation tax                                            57                     50
   ---------------------------------------------------------------------------------------------
                                                                     852                  1,299
   ---------------------------------------------------------------------------------------------

14 CREDITORS                                                        1996                   1995
   Amounts falling due within one year                       (pound)'000            (pound)'000
   Group
   Payments received on account                                    5,568                  4,699
   Trade creditors                                                11,172                 11,777
   Accruals and other creditors                                   18,902                 14,399
   Amounts owed to associated undertakings                             1                     21
   Taxation and other state creditors                             16,285                 12,784
   Advance corporation tax                                         1,222                    942
   Dividends proposed                                              2,980                  2,740
   ---------------------------------------------------------------------------------------------
                                                                  56,130                 47,362
   ---------------------------------------------------------------------------------------------


   Company
   Amounts owed to subsidiary undertakings                         2,884                      0
   Accruals and other creditors                                    1,305                    685
   Advance corporation tax                                             0                     42
   Dividends proposed                                              2,980                  2,740
   ---------------------------------------------------------------------------------------------
                                                                   7,169                  3,467
   ---------------------------------------------------------------------------------------------

15 CREDITORS                                                        1996                   1995
   Amounts falling due after more than one year :            (pound)'000            (pound)'000
   Other creditors                                                   463                    428
   ---------------------------------------------------------------------------------------------
                                                                     463                    428
   ---------------------------------------------------------------------------------------------


16 PROVISIONS FOR LIABILITIES AND CHARGES                           1996                   1995
                                                             (pound)'000            (pound)'000

   Post retirement benefits                                        1,046                  1,452
   ---------------------------------------------------------------------------------------------

   The movement in the provision comprises premiums paid of (pound)142,000 (1995: (pound)136,000), net adjustments in respect of ex-employees who died during the year of (pound)72,000 (1995: (pound)nil), a release of (pound)241,000 (1995: (pound)nil) in respect of premiums not payable due to the better than expected performance from underlying investments, less (pound)24,000 (1995: (pound)91,000) charged to the profit and loss account in respect of current employees and beneficiaries who left the group during the year and an unfavourable exchange movement of (pound)25,000 (1995: favourable movement of (pound)42,000).

17 DEFERRED TAXATION
   Full provision is made in the accounts for                       1996                   1995
   deferred taxation as follows:                             (pound)'000            (pound)'000
   Accelerated capital allowances                                    (21)                  (133)
   Other short term timing differences                              (761)                  (381)
   ---------------------------------------------------------------------------------------------
                                                                    (782)                  (514)
   ---------------------------------------------------------------------------------------------

   The movement in the provision comprises:

   1 July 1995                                                     (514)                  (200)
   Translation differences                                            (5)                     2
   (Release)/Provision in respect of current year                   (263)                  (316)
   ---------------------------------------------------------------------------------------------
   30 June 1996                                                     (782)                  (514)
   ---------------------------------------------------------------------------------------------

                 ----------------------------------------------
                        Notes to the Financial Statements
                 ----------------------------------------------



 18 OTHER FINANCIAL COMMITMENTS
    At 30 June 1996 there were annual commitments under operating leases as follows:

                                                                  1996                                1995
                                                     -------------------------------    --------------------------------
                                                           Land and           Other            Land and           Other
                                                          Buildings                           Buildings
                                                        (pound)'000     (pound)'000         (pound)'000     (pound)'000
    Expiring within one year                                  1,152           1,477               1,500           1,398
    Expiring in the second to fifth years                     2,568           4,921               3,744           4,234
    Expiring after five years                                 5,969               0               5,815               0
    --------------------------------------------------------------------------------------------------------------------
                                                              9,689           6,398              11,059           5,632
    --------------------------------------------------------------------------------------------------------------------


 19 SHARE CAPITAL                                                              1996                     1995
                                                                        (pound)'000                         (pound)'000
    Authorised share capital
    80,000,000 Ordinary Shares of 10p each                                    8,000                               8,000

    Called up share capital
    63,316,263 Ordinary Shares of 10p each                                    6,332                               6,219

    During the year 1,127,422 shares were issued under share option schemes as follows:

                                                                           Exercise                              Number
                                                                       price (pence                           Exercised
                                                            Granted       per share)
                                                               1985             165                               4,362
                                                               1986             155                              80,000
                                                               1986             206                              50,000
                                                               1986             207                               5,217
                                                               1987             248                               1,718
                                                               1987             275                              49,000
                                                               1987             277                               2,814
                                                               1987             310                              63,000
                                                               1988             240                              57,000
                                                               1988             349                               1,222
                                                               1988             382                              34,000
                                                               1989             295                              20,065
                                                               1989             326                              53,000
                                                               1989             365                              70,000
                                                               1990             166                             336,315
                                                               1990             295                             110,500
                                                               1991             200                               6,875
                                                               1991             241                               1,500
                                                               1992             153                               7,160
                                                               1992             169                             127,800
                                                               1992             186                              24,000
                                                               1993             212                               3,500
                                                               1993             217                              15,000
                                                               1993             258                               3,374
                                                     -------------------------------------------------------------------
                                                                                                              1,127,422
                                                     -------------------------------------------------------------------

   During the year 816,446 options were granted over both unissued and existing shares under employee share option schemes at prices ranging from 424p to 484p and exercisable from 1996 to 2006. Options granted under SAYE schemes were granted at a 10% discount to market price. Discretionary options were granted at market price. Of the options granted during the year 585,500 options granted at 482p, and 11,000 options granted at 484p only become exercisable if in each of 2 consecutive financial years of the company beginning not earlier than 1 July 1995 and ending not later than 30 June 2000 the earnings per share of the company have been in excess of 30p.
   At 30 June 1996 there were 3,273,043 options which had been granted under employee share option schemes at prices ranging from 153p to 484p and exercisable between 1996 and 2006.

20 SHAREHOLDERS' FUNDS

                                                  Share         Share       Special          Other        Profit
                                                Capital       premium       reserve       reserves      and loss
                                                              account                                    account         Total
                                            (pound)'000   (pound)'000   (pound)'000    (pound)'000   (pound)'000   (pound)'000
                                           ------------------------------------------------------------------------------------
   Group
   1 July 1995                                    6,219        12,522           143          2,946        34,571        56,401
   Exchange difference                                                                         102          (491)         (389)
   Issue of share capital                           113                                                                    113
   Share premium account                                        2,455                                                    2,455
   Profit attributable to shareholders                                                                    16,580        16,580
   Dividends paid and proposed                                                                            (4,820)       (4,820)
   Transfers to other reserves                                                                (382)          382             0
   ----------------------------------------------------------------------------------------------------------------------------
   30 June 1996                                   6,332        14,977           143          2,666        46,222        70,340
   ----------------------------------------------------------------------------------------------------------------------------

   Company
   1 July 1995                                    6,219        12,522        23,261              0         3,347        45,349
   Issue of share capital                           113                                                                    113
   Share premium account                                        2,455                                                    2,455
   Profit attributable to shareholders                                                                     4,916         4,916
   Dividends paid and proposed                                                                            (4,820)       (4,820)
   ----------------------------------------------------------------------------------------------------------------------------
   30 June 1996                                   6,332        14,977        23,261              0         3,443        48,013
   ----------------------------------------------------------------------------------------------------------------------------

   The cumulative amount of goodwill written off to reserves since 1 July 1990 amounts to (pound)9,090,000 (1995: (pound)9,090,000).

-------------------------------------------------------------------------------
Notes to the Financial Statements
-------------------------------------------------------------------------------


21 NET CASH INFLOW FROM OPERATING ACTIVITIES

                                                                                            1996                            1995
                                                                                     (pound)'000                     (pound)'000

   Operating profit                                                                       23,638                          19,405

   Add: Depreciation and loss on disposal of fixed assets                                  5,533                           4,622

   Less: Profit on disposal of associated undertaking/trade investment                      (375)                           (259)

   Less: (increase) in debtors                                                           (14,624)                         (6,110)

   Add: increase/(decrease) in creditors                                                   5,893                            (740)


                                                                                   --------------                ----------------
                                                                                          20,065                          16,918
                                                                                   ==============                ================

22 ANALYSIS OF CASH BALANCES

                                                                        Balance at                                    Balance at
                                                                            1 July  Cash inflow/        Exchange         30 June
                                                                              1995     (outflow)     Differences            1996
                                                                       (pound)'000   (pound)'000     (pound)'000     (pound)'000
   Cash at bank and in hand                                                 18,317         1,914            (126)         20,105

   Bank loans and overdrafts                                                (1,284)        1,297             (23)            (10)

                                                                       ----------------------------------------------------------
   Total cash and cash equivalents                                          17,033         3,211            (149)         20,095
                                                                       ==========================================================

   Cash and cash equivalents represents balances net of advances that are within three months of maturity at the date of their inception.


23 CONTINGENT LIABILITIES

   Subsidiary undertakings have provided indemnities to their bankers in support of performance bonds and guarantees amounting to (pound)9,627,000 (1995 - (pound)7,359,000). The company provides certain guarantees for its subsidiary undertakings in the normal course of business.

   The company is aware of the following claims which involve legal proceedings against the group.

   i) A claim against Logica Inc, and Logica plc as guarantor, by SDF Inc. The claim arises out of Logica Inc's purchase of certain assets of SDF Inc, formerly known as Precision Software Inc, in May 1994. SDF Inc is claiming entitlement to additional earn out payments, related damages and legal costs. The claim is being vigorously defended.

   ii) A claim against Logica UK Limited in respect of a systems integration project undertaken for the National Rivers Authority. The Environment Agency (acting on behalf of the National Rivers Authority) is alleging breach of contract and misrepresentation and is claiming entitlement to repayment of moneys advanced and damages. Logica has lodged a counterclaim, claiming damages due to wrongful contract termination.

   iii) Logica UK Limited has taken action against the Oslo Bors (the local Stock Exchange in Oslo) for the wrongful rescission of a system supply contract, claiming entitlement to remuneration for additional work performed under the contract, payment of an unpaid invoice and damages. The Oslo Bors has counterclaimed against the company for breach of contract, seeking to recover moneys advanced under the contract and damages.

   The directors are of the opinion, having regard to legal advice received, the group's insurance arrangements and provisions held, that it is unlikely that these matters will have a material effect on the group's financial position, results of operations or liquidity.

------------------------------------------------------------------------
Notes to the Financial Statements
------------------------------------------------------------------------


 24 PRINCIPAL OPERATING SUBSIDIARY UNDERTAKINGS

    Logica UK Limited (England)
    Logica BV (Netherlands)*
    Logica GmbH (Germany)*
    Logica Consulting AG(Switzerland)* formerly Logica Informatik AG Logica SA (Belgium)*
    Logica Svenska AB(Sweden)*
    Logica s.r.o (Czech Republic)*
    Logica Inc (USA)*
    Logica Pty Limited (Australia)*
    Logica New Zealand Limited (New Zealand)*
    Logica Limited (Hong Kong)*
    Logica (Malaysia) Sdn Bhd (Malaysia)*
    Logica Pte Limited (Singapore)*.

    All subsidiaries are wholly owned and principally operate in their country of incorporation.
    * The shareholdings in these companies are held by a wholly owned subsidiary of the parent undertaking.


 25 ASSOCIATED UNDERTAKINGS
    Logicasiel SpA (Italy) is owned 55% by Data Management SpA and 45% by Logica, which holds 613,642 ordinary shares of 1,000 lire each. Logicasiel SpA (Italy) principally operates in its country of incorporation.

    Logica disposed of its interest in Speedwing Logica Limited (England) during the period.

                              ACCOUNTING POLICIES
                              -------------------


1    BASIS OF ACCOUNTING

     The accounts are prepared under the historical cost convention and in accordance with the Companies Act 1985 and applicable UK accounting standards applied consistently throughout the year.

2    BASIS OF CONSOLIDATION

     The financial statements include the accounts of Logica plc and all its subsidiary and associated undertakings. The results of companies or businesses acquired or disposed during the year are dealt with from the date of acquisition or to date of disposal.

     The results of associated undertakings are calculated from the latest available audited accounts, adjusted to incorporate periods not covered by audited accounts.

3    TURNOVER

     Turnover represents the value of work done for clients including attributable profit and after adjusting for all foreseeable future losses but excluding local sales taxes.

4    RECOGNITION OF PROFITS

     Profit on contracts for the supply of professional services at pre-determined rates is taken as and when the work is billed, irrespective of the duration of the contract.

     Profit is taken on fixed price contracts while the contract is in progress, having regard to the proportion of the total contract which has been completed at the balance sheet date. Provision is made for all foreseeable future losses.

5    AMOUNTS RECOVERABLE ON CONTRACTS

     Amounts recoverable on contracts represent turnover which has not yet been invoiced to clients. Such amounts are separately disclosed within Debtors.

     The valuation of amounts recoverable on fixed price contracts is adjusted to take up profit to date or foreseeable losses in accordance with the accounting policy for recognition of profits.

     Other amounts recoverable on contracts are valued at the lower of cost or estimated net realisable value.

     Cost comprises:

     - professional amounts recoverable valued at the cost of salaries and associated payroll expenses of employees engaged on assignments and a proportion of attributable overheads

     - unbilled expenses incurred and equipment purchased for clients in connection with specific contracts.

6    RESEARCH AND DEVELOPMENT

     Research costs are written off in the year in which they are incurred unless they are to be reimbursed by third parties. Development costs are also written off in the year in which they are incurred unless they are to be reimbursed by third parties or result in the production of an identifiable, saleable product.

7    DEPRECIATION

     Depreciation is provided at rates calculated to write down the cost of tangible fixed assets over their estimated useful lives on a straight line basis. The annual rates of depreciation used are as follows:

     Leaseholds                   equally over life of lease
     Office equipment             10%
     Computer equipment           25%
     Motor cars                   25%
     Plant                        20%

8    FOREIGN CURRENCY TRANSACTIONS

     Transactions in foreign currencies are translated at the rate of exchange on the date of the transaction or, if hedged, at the rate of exchange under the related forward exchange contract. Assets and liabilities in foreign currencies are translated at the year end rate of exchange or, if hedged, at the forward contract rate. The exchange differences are taken to the profit and loss account.

     The results of overseas subsidiary and associated undertakings are translated into sterling at average rates for the year. The net assets of overseas subsidiary undertakings and related foreign currency debt financing those assets, together with investments in overseas associated undertakings, are translated at year end exchange rates. The exchange differences are taken to reserves and reported in the statement of total recognised gains and losses.

9    NON-PENSION POST-EMPLOYMENT BENEFITS

     The cost of providing post-employment benefits, other than pensions, is charged to the profit and loss account so as to spread the regular cost over the service lives of employees.

10   DEFERRED TAXATION

     Provision is made for deferred taxation to take account of timing differences between the treatment of certain items for accounts purposes and their treatment for tax purposes. The provision is maintained to the extent that the timing differences are expected, with reasonable probability, to reverse in the foreseeable future.

11   LEASES

     Assets financed by leasing agreements that give rights approximating to ownership are treated as if they had been purchased outright. The amount capitalised is the present value of the minimum lease payments payable during the lease term. The corresponding leasing commitments are shown as obligations to the lessor. Lease payments are treated as consisting of capital and interest elements and the interest is charged to the profit and loss account on a constant periodic rate of charge basis.

     Operating lease rentals are charged to the profit and loss account on a straight line basis over the life of the lease.

12   GOODWILL

     Goodwill, being the difference between the cost of businesses acquired and the fair value of their separable net assets, is offset against reserves as it arises.